Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 1

Dated as of August 21, 2019

to

CREDIT AGREEMENT

Dated as of August 22, 2018

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of August 21, 2019 (the “Effective Date”) by and among Cummins Inc., an Indiana corporation (the “Company”), the Subsidiary Borrowers party hereto (the “Subsidiary Borrowers”, and together with the Company, collectively, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of August 22, 2018 by and among the Borrowers, the Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized definitional terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that certain modifications be made to the Credit Agreement; and

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to the following amendment to the Credit Agreement.

1.                   Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended such that the Credit Agreement will read in its entirety as set forth in Annex A hereto. Except for the modifications to certain of the exhibits to the Credit Agreement as set forth on Annex A hereto, all other schedules and exhibits to the Credit Agreement, in the forms thereof immediately prior to the date hereof, will continue to be schedules and exhibits to the Credit Agreement mutatis mutandis.

2.                   Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by each Borrower, each of the Lenders and the Administrative Agent, and (ii) payment and/or reimbursement of all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced reasonably in advance of the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Loan Documents.

3.                   Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a) This Amendment has been duly executed and delivered by each Borrower and this Amendment and the Credit Agreement as amended hereby constitute a legal, valid and binding obligation of each such Borrower enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding inequity or at law.

(b) As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of each Borrower contained in Article III of the Credit Agreement (other than those set forth in Section 3.05(b) and Section 3.06(a)(ii) of the Credit Agreement), as amended hereby, are true and correct in all material respects as of the date hereof, except to the extent any such representation and warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects).

4.                   Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document under (and as defined in) the Credit Agreement as amended hereby.

5.                   Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York.

6.                   Headings. Section headings in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7.                   Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

CUMMINS INC.

By:	/s/ Donald G. Jackson
Name: Donald G. Jackson
Title: Vice President – Treasurer

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

CMI GLOBAL EQUITY HOLDINGS C.V.

By:	CUMMINS INTERNATIONAL FINANCE LLC,
its General Partner

By:	/s/ Donald G. Jackson
Name: Donald G. Jackson
Title: Manager

CMI GLOBAL EQUITY HOLDINGS C.V.

By:	CMI INTERNATIONAL FINANCE PARTNER 2 LLC

By:	Donald G. Jackson
Name: Donald G. Jackson
Title: Manager

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

CUMMINS EMEA HOLDINGS LIMITED

By:	/s/ Paul Fertleman
Name: Paul Fertleman
Title: Director and Company Secretary

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

CMI GLOBAL EQUITY HOLDINGS B.V.

By:	/s/ Justin Verbond
Name: Justin Verbond
Title: Managing Director A

By:	/s/ Joseph Rigler
Name: Joseph Rigler
Title: Managing Director B

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

BANK OF AMERICA, N.A.,
As an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Stephen J. D’Elia
Name: Stephen J. D’Elia
Title: Vice President

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

ING BANK N.V., DUBLIN BRANCH,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

By:	/s/ Stephen Farrelly
Name: Stephen Farrelly
Title: Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

CITIBANK, n.A.,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

HSBC BANK USA, NATIONAL ASSOCIATION,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Matthew McLaurin
Name: Matthew McLaurin
Title: Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

mizuho bank, ltd.,
as a Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

MUFG BANK, LTD.,
as a Lender

By:	Oscar Cortez
Name: Oscar Cortez
Title: Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

STANDARD CHARTERED BANK,
as a Lender

By:	/s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director
Standard Chartered Bank

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jerrod Clements
Name: Jerrod Clements
Title: Vice President

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Emma Clifford
Name: Emma Clifford
Title: Director and Portfolio Manager

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
as a Lender

By:	/s/ Cynthia Dioquino
Name: Cynthia Dioquino
Title: Associate Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

BANK OF CHINA, NEW YORK BRANCH,
as a Lender

By:	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jill Manchir
Name: Jill Manchir
Title: Vice President

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

SANTANDER BANK, N.A.,
as a Lender

By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Executive Director

By:	/s/ Daniel Kostman
Name: Daniel Kostman
Title: Executive Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Michael Grad
Name: Michael Grad
Title: Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

UNICREDIT BANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Douglas Riahi
Name: Douglas Riahi
Title: Managing Director

By:	/s/ Craig Pinsly
Name: Craig Pinsly
Title: Director

Signature Page to Amendment No. 1

Credit Agreement dated as of August 22, 2018

Cummins Inc. et al

Annex A

$2,000,000,000

CREDIT AGREEMENT

dated as of

August 22, 2018

among

CUMMINS INC.,

The SUBSIDIARY BORROWERS Referred to Herein,

The LENDERS Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and Swingline Lender,

BANK OF AMERICA, N.A., and

ING BANK N.V., DUBLIN BRANCH,

as Syndication Agents, Issuing Banks and Swingline Lenders,

and

CITIBANK, N.A., and

HSBC Bank USA, NATIONAL ASSOCIATION,
as Documentation Agents, Issuing Banks and Swingline Lenders

JPMORGAN CHASE BANK, N.A.,
BofA SECURITIES, INC.,
ING BANK N.V., DUBLIN BRANCH,
CITIBANK, N.A., and
HSBC SECURITIES (USA) INC.,
as Joint Bookrunners and Joint Lead Arrangers

i

SCHEDULES

Schedule 2.01A	—	Commitments
Schedule 2.01B	—	Swingline Commitments
Schedule 2.05	—	Existing Letters of Credit

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Opinion of Company’s External Counsel
Exhibit B-2	—	Form of Opinion of Company’s Internal Counsel
Exhibit B-3A	—	Form of Opinion of Original Subsidiary Borrower’s Counsel (United Kingdom)
Exhibit B-3B	—	Form of Opinion of Original Subsidiary Borrowers’ Counsel (Netherlands)
Exhibit C	—	Form of Opinion of Eligible Subsidiary’s Counsel
Exhibit D	—	Form of Election to Participate
Exhibit E	—	Form of Election to Terminate
Exhibit F	—	Form of Compliance Certificate
Exhibit G	—	Form of Increasing Lender Supplement
Exhibit H	—	Form of New Lender Supplement
Exhibit I	—	Form of Borrowing Request

v

CREDIT AGREEMENT dated as of August 22, 2018 among CUMMINS INC., the SUBSIDIARY BORROWERS referred to herein, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank and Swingline Lender and BANK OF AMERICA, N.A., ING BANK N.V., DUBLIN BRANCH, CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION, as Issuing Banks and Swingline Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”).

The parties hereto agree as follows:

Article 1
Definitions

Section 1.01.      Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Margin” has the meaning assigned to such term in Section 2.21.

“Acquisition Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Company, any of its Subsidiaries or the person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits or requires such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Acquisition-Related Incremental Term Loans” has the meaning assigned to such term in Section 2.25.

“Additional Letter of Credit” means a letter of credit issued hereunder by an Issuing Bank on or after the Effective Date.

“Adjusted LIBO Rate” means (a) with respect to any Euro-Currency Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any Euro-Currency Borrowing denominated in an Alternative Currency for any Interest Period, an interest rate per annum equal to the LIBO Rate for such Interest Period.

“Administrative Agent” means JPMCB and its Affiliates, as applicable, in each case in its capacity as administrative agent for the Lenders hereunder, provided that the rights of the Administrative Agent under Article 8, Section 12.02 and Section 12.04 shall be exercised solely by JPMCB (or its successors) in its capacity as Administrative Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, each Syndication Agent and each Documentation Agent.

“Agreement” has the meaning specified in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Euro-Dollar Business Day, on the immediately preceding Euro-Dollar Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means Euro or Pound Sterling.

“Alternative Currency Loan” means a Loan that is made in an Alternative Currency pursuant to the applicable Borrowing Request (or request pursuant to Section 2.04). Any Loan made in the currency of a Participating Member State before the date on which such Participating Member State adopts the Euro as its currency (the “Entry Date”) and still outstanding on the Entry Date shall be prepaid on the last day of the Interest Period applicable thereto on the Entry Date.

“Amendment No. 1 Effective Date” means August 21, 2019.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Credit Parties or their respective subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means, with respect to any Lender, (a) in the case of its ABR Loans, its Domestic Lending Office, (b) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office and (c) in the case of its Swingline Loans, its Swingline Lending Office.

“Applicable Parties” has the meaning assigned to such term in Section 9.11(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.23 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Euro-Currency Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable ABR Margin or Euro-Currency Margin or the Commitment Fee Rate, respectively, in each case as determined for such day in accordance with Section 2.21.

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.11(a).

“Approved Fund” has the meaning assigned to such term in Section 12.04.

“Approved Jurisdiction” means (i) the United States, (ii) England and Wales in the United Kingdom, (iii) the Netherlands and (iv) any other jurisdiction approved for this purpose by each of the Lenders.

“Arranger” means each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., ING Bank N.V., Dublin Branch, Citibank, N.A., and HSBC Securities (USA) Inc., each in its capacity as a joint bookrunner and joint lead arranger under this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of each party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments in whole.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bail-In Lender” has the meaning assigned to such term in Section 2.19(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that, for avoidance of doubt, a Bankruptcy Event shall not result solely by virtue of (i) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof or (ii) in the case of a solvent person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case, where such action does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any obligations of such Person hereunder.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“BofA” means Bank of America, N.A., a national banking association.

“Borrower” means the Company or any Subsidiary Borrower, as the context may require, and their respective successors, and “Borrowers” means all of the foregoing. When used in relation to any Loan or Letter of Credit, references to “the Borrower” are to the particular Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Euro-Currency Loans, denominated in the same currency and as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or Section 2.04, as applicable, and in substantially the form set forth as Exhibit I hereto or such other form as the Administrative Agent and the Company may approve from time to time.

“Calendar Quarter” means a three-month period consisting of (i) each January, February and March, (ii) each April, May and June, (iii) each July, August and September or (iv) each October, November and December.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on December 14, 2018 (without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of such date), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on December 14, 2018 (without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of such date).

“Change in Control” means that (a) any Person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding common stock of the Company or (b) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the board of directors of the Company (which, for the purpose of this definition, shall be deemed not to mean any committee of the board of directors of the Company).

“Change in Law” means the occurrence, after the Amendment No. 1 Effective Date (or, with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“CLO” has the meaning assigned to such term in Section 12.04.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Combination” has the meaning assigned to such term in Section 2.08(c).

“Combined Lender” has the meaning assigned to such term in Section 2.08(c).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate Dollar Amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 12.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $2,000,000,000.

“Commitment Fee Rate” has the meaning assigned to such term in Section 2.21.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.11(c), including through an Approved Electronic Platform.

“Company” means Cummins Inc., an Indiana corporation.

“Consolidated” means, as applied to any financial or accounting term with respect to any Person, such term determined on a consolidated basis in accordance with GAAP for such Person and all consolidated subsidiaries thereof.

“Consolidated Net Debt” means Total Debt, minus (i) domestic cash and cash equivalents that are unrestricted and unencumbered (except for the Liens contemplated in clause (x) below) and (ii) foreign cash and cash equivalents that are unrestricted, unencumbered (except for the Liens contemplated in clause (x) below) and freely transferable to the United States (it being understood and agreed that the transfer of cash and cash equivalents being subject to (a) any procedures or limitations which are solely within the control of the Company or applicable Subsidiary, (b) any approval, filing, consent or the like of any third party or Governmental Authority (1) that is merely of a routine or administrative nature, (2) that is routinely and ordinarily provided or accepted by such third party or Governmental Authority in the ordinary course and (3) the most recent of which, at the time of determination, has not been denied or rejected by such third party or Governmental Authority and/or (c) the imposition of any nominal governmental stamp, documentary or similar nominal tax, charge or similar levy, in each case, shall not cause such cash and cash equivalents not to be “unrestricted, unencumbered and freely transferable” within the meaning of the foregoing), in each case, to the extent such cash and cash equivalents (x) are not subject to a Lien in favor of any creditor (other than any Lien of the type contemplated by Sections 6.01(a) and 6.01(r)) and (y) exceed, in the aggregate after giving effect to clause (i), $250,000,000.

“Consolidated Subsidiary” means, at any date, any Subsidiary or other entity the accounts of which would be Consolidated with those of the Company in its Consolidated financial statements if such statements were prepared as of such date.

“Consolidated Total Capital” means, with respect to the Company on any date, the sum of (x) Consolidated Net Debt plus (y) consolidated shareholders’ equity of the Company and its Subsidiaries (including, for the avoidance of doubt, noncontrolling interests), Consolidated in accordance with GAAP (excluding for this purpose the impact of accumulated other comprehensive income or loss), in each case determined as of such date.

“Continuing Director” means any member of the board of directors of the Company who is (i) a director of the Company on the date of this Agreement, (ii) nominated by the board of directors of the Company or (iii) appointed or otherwise approved by directors referred to in clauses (i) and (ii).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 12.17.

“Credit Party” means the Company and each other Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Domestic Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s reasonable determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or the Administrative Agent and the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with all or any portion of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s reasonable determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Domestic Business Days after request by the Administrative Agent or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit or Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Company’s receipt of such certification in form and substance satisfactory to it, or (d) has become (or has a Parent that has become) the subject of a Bankruptcy Event and/or a Bail-In Action.

“Disqualified Institution” has the meaning assigned to such term in Section 12.04.

“Documentation Agents” means each of Citibank, N.A. and HSBC Bank USA, National Association in its capacity as documentation agent in respect of this Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate.

“Dollar-Denominated Loan” means a Loan that is made in Dollars.

“Dollar-Denominated Revolving Borrowing” means a Revolving Borrowing denominated in Dollars.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Domestic Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

“DQ List” has the meaning assigned to such term in Section 12.04(g)(iv).

“EEA Financial Institution” means (a) any institution or firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 12.02).

“Election to Participate” means an Election to Participate substantially in the form of Exhibit D.

“Election to Terminate” means an Election to Terminate substantially in the form of Exhibit E.

“Eligible Subsidiary” means any Wholly-Owned Consolidated Subsidiary organized under the laws of an Approved Jurisdiction (i) as to which an Election to Participate shall have been delivered to the Administrative Agent and (ii) as to which an Election to Terminate with respect to such Election to Participate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. If at any time a Subsidiary theretofore designated as an Eligible Subsidiary no longer qualifies as a Wholly-Owned Consolidated Subsidiary, the Company shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as an Eligible Subsidiary. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred or the Company’s guarantee thereof. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (c) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (d) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (e) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (f) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” within the meaning of Title IV of ERISA or in “endangered” or in “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (g) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (h) the conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan; (i) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or (j) a Foreign Plan Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” means the single currency of the Participating Member States.

“Euro-Currency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (except pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Euro-Currency Business Day” means a Euro-Dollar Business Day; provided that (a) when used in connection with an Alternative Currency Loan or LC Exposure denominated in an Alternative Currency, the term “Euro-Currency Business Day” shall exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with any Loan or LC Exposure denominated in Euro, the term “Euro-Currency Business Day” shall exclude any day on which the TARGET2 payment system is not open for the settlement of payment in Euro.

“Euro-Currency Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Administrative Agent; provided that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies and/or to different Borrowers, in which case all references herein to the Euro-Currency Lending Office of such Lender shall be deemed to refer to any or all of such offices, as the context may require.

“Euro-Currency Loan” means a Euro-Dollar Loan or an Alternative Currency Loan.

“Euro-Currency Margin” means the applicable rate determined in accordance with Section 2.21.

“Euro-Dollar”, when used in reference to any Loan or Borrowing made in Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (except pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“Event of Default” has the meaning assigned to such term in Article 8.

“Evergreen Letter of Credit” means a Letter of Credit that is automatically extended unless the applicable Issuing Bank gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America, or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.16(a) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.16(e), (f) and (g), and (d) Taxes resulting from FATCA.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 13, 2015, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, among the Company, as borrower, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

“Existing Letters of Credit” means the letters of credit issued by an Issuing Bank before the Effective Date and listed in Schedule 2.05.

“Exiting Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent an Exiting Lender Signature Page (if any).

“Exiting Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Exiting Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date (if any).

“Extension Agreement” has the meaning assigned to such term in Section 2.24(a).

“Extension Date” has the meaning assigned to such term in Section 2.24(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Amendment No. 1 Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Euro-Dollar Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or assistant treasurer.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction outside the United States.

“Foreign Plan” shall mean any benefit plan maintained or contributed to by the Company or any Subsidiary that, under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority; (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments; (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan; (d) the incurrence of any liability by the Company or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein; or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Company or any Subsidiary, or the imposition on the Company or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“GAAP” means generally accepted accounting principles in the United States as described in Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation, any supranational body or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Guarantee” of or by any Person means, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that, the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. It is understood and agreed that the amount of any Guarantee of or by any Person shall be deemed to be the lower of (a) the amount of Indebtedness in respect of which such Guarantee exists and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IBA” has the meaning assigned to such term in Section 1.05.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increasing Lender” has the meaning assigned to such term in Section 2.25.

“Increasing Lender Supplement” means a supplement to this Agreement substantially in the form of Exhibit G attached hereto.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.25.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.25.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances and (i) net obligations under Swap Agreements. The Indebtedness of any Person shall also include the Indebtedness of any partnership in which such Person is a general partner, except to the extent that recourse against such general partner (as a general partner) has been contractually waived or limited. Notwithstanding the foregoing, the term “Indebtedness”, in respect of the Company and its Subsidiaries, shall not include (i) deferred compensation and employee benefit obligations for officers and employees of the Company or any of its Subsidiaries, (ii) trade and similar payables and accrued expenses or liabilities incurred in the ordinary course of business, (iii) any customary earnout or holdback in connection with an acquisition not prohibited by this Agreement, (iv) any obligations in respect of customer advances held in the ordinary course of business, (v) performance bonds, performance guarantees or similar obligations (or contingent reimbursement obligations in respect of bank guarantees or letters of credit in lieu thereof) entered into in the ordinary course of business, (vi) any Indebtedness that has been discharged and/or defeased, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such discharge and/or defeasance) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Indebtedness or (vii) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness. If any Indebtedness is limited to recourse against a particular asset or assets of a Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets, as determined by the Company in good faith, at the date for determination of the amount of such Indebtedness. For all purposes of this Agreement, the amount of Indebtedness of the Company and its Subsidiaries shall be calculated without duplication of guaranty obligations of the Company or any Subsidiary in respect thereof.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Euro-Currency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Euro-Currency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Euro-Currency Borrowing, the period commencing on the date of such Borrowing and ending on the same day of the next week (herein, a “weekly period”) or on the numerically corresponding day in the calendar month that is one, two, three, or six months, or (subject to the availability to each Lender of matching deposits for such periods in the London interbank market) twelve months thereafter, as the Borrower may elect; provided that: (a) if any Interest Period would end on a day other than a Euro-Currency Business Day, such Interest Period shall be extended to the next succeeding Euro-Currency Business Day unless (except in the case of a weekly period) such next succeeding Euro-Currency Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day; and (b) any Interest Period (other than a weekly period) pertaining to a Euro-Currency Borrowing that commences on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Euro-Currency Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter, other than for purposes of Section 4.02, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means JPMCB, BofA, ING Bank N.V., Dublin Branch, Citibank, N.A., HSBC Bank USA, National Association and any other Lender that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (excluding Sections 2.05(j) and 12.04(b)(i)(B)). Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“Issuing Bank Sublimit” means (i) for each of JPMCB, BofA, ING Bank N.V., Dublin Branch, Citibank, N.A. and HSBC Bank USA, National Association, each separately in its capacity as Issuing Bank (including any of its relevant Affiliates), $20,000,000 or such higher amount as the applicable Issuing Bank may agree in writing and (ii) for any other Lender that becomes an Issuing Bank after the date hereof, such amount as may be separately agreed in writing between the Borrower and such Issuing Bank.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate Dollar Amount of the undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Termination Date” means, at any time, the date that is the fifth Euro-Currency

Business Day prior to the latest Maturity Date then in effect as to any Letter of Credit issued in an Alternative Currency and, at any time, the date that is the fifth Domestic Business Day prior to the latest Maturity Date then in effect as to any Letter of Credit issued in Dollars.

“Lender Party” means the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender.

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any Existing Letter of Credit or Additional Letter of Credit.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.05(c).

“LIBO Rate” means, with respect to any Euro-Currency Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Euro-Currency Business Days prior to the commencement of such Interest Period (or, in the case of a Swingline Borrowing, on the date of commencement of such Interest Period), as the rate for deposits in Dollars or the relevant Alternative Currency with a maturity comparable to such Interest Period; provided that if the LIBO Screen Rate shall not be available for such Interest Period for such currency at such time (an “Impacted Interest Period”) but rates are then available on the Screen for other periods for such currency, then the LIBO Rate shall be the Interpolated Rate; provided, that if any LIBO Rate determined in accordance with the foregoing shall be less than zero, the LIBO Rate shall be deemed to be zero for all purposes of this Agreement.

“LIBO Screen Rate” means, for any day and time, with respect to any Euro-Currency Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for the applicable currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or Screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, but excluding, for the avoidance of doubt, any operating lease.

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.25.

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.25.

“Loan Documents” means this Agreement, any amendment thereto, each Election to Participate and any promissory notes issued to any Lender hereunder.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Material Acquisition” means any acquisition if the aggregate consideration paid or to be paid (including liabilities to be assumed as part of the purchase consideration) by the Company or a Subsidiary in respect of such acquisition is equal to or greater than $350,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its material obligations under the Loan Documents or (c) the validity or enforceability of, or the rights of or remedies available to the Lenders under, the Loan Documents; provided, however, that events, circumstances, changes, effects or conditions with respect to the Company and its Subsidiaries disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by the Company with the Securities and Exchange Commission prior to the Amendment No. 1 Effective Date shall not constitute a “Material Adverse Effect” to the extent so disclosed.

“Maturity Date” means August 22, 2023 or, as to any Lender for which the Maturity Date is extended pursuant to Section 2.24, the date to which the Maturity Date is so extended or, if any such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate contributes or with respect to which the Company or any ERISA Affiliate has any liability.

“Net Debt to Total Capital Ratio” has the meaning assigned to such term in Section 7.01.

“New Lender” has the meaning assigned to such term in Section 2.25.

“New Lender Supplement” means a supplement to this Agreement substantially in the form of Exhibit H attached hereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Euro-Currency Business Day, for the immediately preceding Euro-Currency Business Day); provided that if none of such rates are published for any day that is a Euro-Currency Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker unaffiliated with the Administrative Agent of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Original Subsidiary Borrower” means each of CMI Global Equity Holdings C.V., a limited partnership organized under the laws of the Netherlands, Cummins EMEA Holdings Limited, a company incorporated under the laws of England and Wales in the United Kingdom and CMI Global Equity Holdings B.V., a company incorporated under the laws of the Netherlands. The Company may, by delivery to the Administrative Agent of an Election to Terminate, terminate the status of any of the above-listed Subsidiaries as an Original Subsidiary Borrower. The delivery of an Election to Terminate shall not affect any obligation of an Original Subsidiary Borrower theretofore incurred or the Company’s guarantee thereof. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any such Election to Terminate.

“Other Taxes” means any and all present or future stamp, documentary, or filing taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of or registration of, or otherwise with respect to, any Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Euro-Currency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Euro-Dollar Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 12.04(c).

“Participant Register” has the meaning assigned to such term in Section 12.04(c).

“Participating Member States” means those members of the European Union from time to time which adopt a single, shared currency.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pound Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Administrative Agent) or any similar release by the Board (as determined reasonably and in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Indebtedness” shall mean, at any time, without duplication, (i) the aggregate principal amount of all Indebtedness of the Company then outstanding which Indebtedness is secured by Liens on property and assets of the Company or any Subsidiary (other than Indebtedness secured by Liens described in (a) through (l) of Section 6.01), and (ii) the aggregate principal amount of all outstanding Indebtedness of all Subsidiaries (other than (x) Indebtedness hereunder, (y) Indebtedness of Subsidiaries payable to the Company or any Wholly-Owned Consolidated Subsidiary and (z) any unsecured Guarantee of Indebtedness issued by the Company; provided that such Subsidiary shall also have guaranteed the obligations hereunder on or prior to the date on which such Guarantee is given).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 12.17.

“Register” has the meaning set forth in Section 12.04(b)(iv).

“Regulation D” shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Replacement Lender” has the meaning assigned to such term in Section 2.08(c).

“Required Lenders” means, subject to Section 2.23, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article 8 or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article 8, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article 8 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.23 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unused Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Company or an Affiliate of the Borrower shall be disregarded.

“Retired Commitments” has the meaning assigned to such term in Section 2.08(c).

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding Dollar Amount of such Lender’s Revolving Loans and the aggregate Dollar Amount of its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or Canada, (b) any Person organized or resident in a Sanctioned Country in violation of Sanctions and (c) any Person 50% or greater owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Canada or Her Majesty’s Treasury of the United Kingdom.

“Screen” means (a) with respect to Dollar-Denominated Loans, the Reuters “LIBOR01” screen displaying the London interbank offered rate as administered by ICE Benchmark Administration and (b) with respect to Alternative Currency Loans, the Reuters screen selected by the Administrative Agent that displays rates for interbank deposits in the appropriate Alternative Currency or, in the case of either (a) or (b), any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time in its reasonable discretion (and consistent with any such determination by the Administrative Agent generally under substantially similar credit facilities for which it acts as administrative agent) for purposes of providing quotations of interest rates applicable to deposits in the London interbank market.

“Significant Subsidiary” means any Subsidiary (which term, as used in this definition, includes such Subsidiary’s subsidiaries) which meets any of the following conditions:

(i)         the Company’s and the other Subsidiaries’ outstanding investments in and advances to such Subsidiary exceed 10% of the Consolidated total assets of the Company, in each case as of the end of the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a);

(ii)        the total assets (after intercompany eliminations) of such Subsidiary exceed 10% of the Consolidated total assets of the Company as of the end of the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a);

(iii)       the net sales of such Subsidiary (after intercompany eliminations) exceed 10% of the Consolidated net sales of the Company for the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a); or

(iv)       any Subsidiary with or into which a Significant Subsidiary is merged or which has acquired all or substantially all the assets of a Significant Subsidiary in either case pursuant to a transaction permitted by Section 6.02; provided, however, that such Subsidiary shall cease to be a Significant Subsidiary at the time of delivery pursuant to Section 5.04(a) of financial statements covering the fiscal year in which such transaction occurred unless one of the conditions set forth in clauses (i), (ii) or (iii) above is satisfied with respect to such Subsidiary.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Euro-Currency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Borrower” means each Original Subsidiary Borrower and each Eligible Subsidiary, and “Subsidiary Borrowers” means all or any combination of the foregoing as the context may require.

“Supported QFC” has the meaning assigned to it in Section 12.17.

“Surviving Commitment” has the meaning assigned to such term in Section 2.08(c).

“Surviving Lender” has the meaning assigned to such term in Section 2.08(c).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.01B hereof, as such amount may be increased from time to time upon request of the Borrower with the written consent of such Lender, (ii) if such Lender has been designated as a Swingline Lender pursuant to Section 2.04(d), the amount set forth in the written agreement among such Lender, the Company and the Administrative Agent setting forth such designation or (iii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline commitment in the Register maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum, without duplication, of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.23 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” means (a) each of BofA, Citibank, N.A. or any of its affiliates, HSBC Bank USA, National Association, ING Bank N.V., Dublin Branch and JPMCB in its capacity as lender of Swingline Loans hereunder and (b) any other Lender that is designated as a Swingline Lender in accordance with Section 2.04(d).

“Swingline Lending Office” means, as to each Swingline Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Swingline Lender may hereafter designate as its Swingline Lending Office by notice to the Company and the Administrative Agent.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agent” means each of BofA and ING Bank N.V., Dublin Branch in its capacity as syndication agent in respect of this Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Debt” means, with respect to the Company on any date, all indebtedness for borrowed money of the Company and its Subsidiaries, Consolidated in accordance with GAAP, excluding, for the avoidance of doubt, intercompany indebtedness.

“Total Revolving Credit Exposure” means, at any time, the outstanding principal amount of the Revolving Loans and Swingline Loans at such time.

“Trade Date” has the meaning assigned to such term in Section 12.04(g)(i).

“Transactions” means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of Loans and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” or “U.S.” means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.17.

“Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time owned by the Company or one or more Wholly-Owned Consolidated Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” has the meaning assigned to such term in Section 2.16(a).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.      Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., an “ABR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., an “ABR Revolving Borrowing”).

Section 1.03.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall” and the word “permit” shall be construed to have the same meaning and effect as the word “suffer”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.      Accounting Terms; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in GAAP or in the application thereof (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Section 7.01) shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any change to, or modification of, GAAP (including any future phase-in of changes to GAAP that have been approved as of December 14, 2018) which would require the capitalization of leases characterized as “operating leases” as of December 14, 2018 (it being understood and agreed, for the avoidance of doubt, financial statements delivered pursuant to Sections 5.04(a) and 5.04(b) shall be prepared without giving effect to this sentence).

Section 1.05.      Interest Rates; LIBOR Notification. The interest rate on Euro-Currency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Euro-Currency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b) of this Agreement, such Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Company, pursuant to Section 2.13, in advance of any change to the reference rate upon which the interest rate on Euro-Currency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or availability of the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.13(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability (other than, for the avoidance of doubt, with respect to its obligation to apply the definition of such rate in accordance with its terms and comply with its obligations in Article 2 (including Section 2.13) of this Agreement).

Section 1.06.      Certain Calculations. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles 6 and 8 under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs.

Section 1.07.      Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

Article 2
The Credits

Section 2.01.      Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in Dollars or in an Alternative Currency as the applicable Borrower elects pursuant to Section 2.03 to such Borrower from time to time during the Availability Period; provided that, immediately after each such Loan is made, the amount of each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans.

Section 2.02.      Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Each Lender may, at its option, make any Loan available to any foreign Subsidiary Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such foreign Subsidiary Borrower to repay such Loan in accordance with the terms of this Agreement.

(b)        Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Euro-Currency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Euro-Currency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)         At the time that any Revolving Borrowing is made, such Borrowing shall be (i) in the case of a Dollar-Denominated Revolving Borrowing, in an aggregate Dollar Amount that is not less than $10,000,000 and an integral multiple of $1,000,000 and (ii) in the case of a Borrowing denominated in an Alternative Currency, in an aggregate amount in such Alternative Currency that is not less than 10,000,000 units of such Alternative Currency and an integral multiple of 1,000,000 units of such Alternative Currency; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in a Dollar Amount that is an integral multiple of $100,000 and not less than $500,000, or, in the case of a Swingline Loan denominated in an Alternative Currency, in an amount in such Alternative Currency that is an integral multiple of 100,000 units of such Alternative Currency and not less than 500,000 units of such Alternative Currency. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Euro-Currency Borrowings outstanding.

(d)        Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03.      Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a Euro-Dollar Borrowing, by irrevocable written notice (via a written Borrowing Request) not later than 11:00 a.m., New York City time, three Euro-Dollar Business Days before the date of the proposed Borrowing, (b) in the case of an Alternative Currency Borrowing, by irrevocable written notice (via a written Borrowing Request) not later than 11:00 a.m., New York City time, four Euro-Currency Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, by irrevocable written notice (via a written Borrowing Request) not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the currency and the aggregate amount (in such currency) of the requested Borrowing;

(ii)            the date of such Borrowing, which shall be a Domestic Business Day in the case of an ABR Revolving Borrowing and a Euro-Currency Business Day in the case of a Euro-Currency Borrowing;

(iii)            in the case of a Revolving Borrowing in Dollars, whether such Borrowing is to be an ABR Borrowing or a Euro-Dollar Borrowing;

(iv)            in the case of a Euro-Currency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)            the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing denominated in Dollars is specified, then the requested Revolving Borrowing shall be a Euro-Dollar Borrowing with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Euro-Currency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.      Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans to any Borrower in an Alternative Currency or in Dollars, as the Borrower elects, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by any Swingline Lender exceeding a Dollar Amount equal to such Swingline Lender’s Swingline Commitment or such higher amount as the applicable Swingline Lender may agree in writing, (ii) such Swingline Lender’s Revolving Credit Exposure exceeding its Commitment, (iii) the aggregate principal amount of the outstanding Swingline Loans exceeding $300,000,000 or (iv) the Total Revolving Credit Exposure of all Lenders exceeding the total Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)        To request a Swingline Loan, the Borrower shall notify the applicable Swingline Lender (with a copy to the Administrative Agent) of such request by irrevocable written notice (via a written Borrowing Request), (i) in the case of an Alternative Currency Borrowing, at its applicable office (as set forth in Section 12.01) no later than 10:00 a.m. London time on the date of the proposed Swingline Loan (provided that the Borrower shall confirm such request by facsimile (or electronic communication, if arrangements for doing so have been approved by the applicable Swingline Lender) no later than 10:00 a.m. London time on the date of the proposed Swingline Loan), and (ii) in the case of a Euro-Dollar Borrowing or an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Domestic Business Day in the case of Dollar-Denominated Loans or a Euro-Currency Business Day in the case of an Alternative Currency Loan), currency and amount of the requested Swingline Loan and the location and number of the Borrower’s account to which the funds are to be disbursed. Each Swingline Lender shall make each Swingline Loan to be made by it available to the Borrower by means of a credit to the account designated by the Borrower for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by (i) 4:00 p.m. London time, in the case of Alternative Currency Loans and (ii) 4:00 p.m., New York City time, in the case of Dollar-Denominated Loans, on the requested date of such Swingline Loan.

(c)         Any Swingline Lender may by written notice given to the Administrative Agent not later than (i) 10:00 a.m., London time, on any Euro-Currency Business Day, in the case of Alternative Currency Loans or (ii) 10:00 a.m., New York City time, on any Domestic Business Day, in the case of Dollar-Denominated Loans, require the Lenders to acquire participations on such Euro-Currency Business Day or Domestic Business Day (as applicable) in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by such Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)        The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and the relevant Lender, designate one or more additional Lenders to act as a Swingline Lender under the terms of this Agreement. Any Lender designated as a Swingline Lender pursuant to this Section 2.04(d) who agrees in writing to such designation shall be deemed to be a “Swingline Lender” (in addition to being a Lender) in respect of Swingline Loans made or to be made by such Lender.

(e)        Any Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent (such agreement not to be unreasonably withheld, conditioned or delayed), and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the relevant Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f)          Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(e) above.

Section 2.05.      Letters of Credit. (a) Existing Letters of Credit. On the Effective Date, without further action by any party hereto, each applicable Issuing Bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from such Issuing Bank, a participation in each Existing Letter of Credit equal to such Lender’s Applicable Percentage of (i) the aggregate amount available to be drawn thereunder and (ii) the aggregate unpaid amount of any outstanding reimbursement obligations in respect thereof. Such participations shall be on all the same terms and conditions as participations granted in Additional Letters of Credit under Section 2.05(e).

(b)          General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Additional Letters of Credit denominated in Dollars or in an Alternative Currency for its own account in a form acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Designated Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, in each case to the extent prohibited for a Person required to comply with Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.

(c)          Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of an Additional Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver, email or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to such Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension but in any event no less than three (3) Business Days in advance thereof unless a shorter period is acceptable to the applicable Issuing Bank in its sole discretion) a notice requesting the issuance of an Additional Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be (x) a Domestic Business Day with respect to any Letters of Credit issued in Dollars and (y) a Euro-Currency Business Day with respect to any Letters of Credit issued in an Alternative Currency), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the currency and amount in such currency of such Additional Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, if required by such Issuing Bank, as a condition to any such Letter of Credit issuance, the Company shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in a form agreed to by the Company and the applicable Issuing Bank in connection with any request for a Letter of Credit (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Dollar Amount of the LC Exposure shall not exceed $100,000,000, (ii) the sum of the Dollar Amount of the Total Revolving Credit Exposure of all Lenders shall not exceed the total Commitments and (iii) subject to Section 2.20, the Dollar Amount of each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment. Without limitation of the foregoing, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit if, after giving effect thereto, the Dollar Amount of the LC Exposure with respect to all Letters of Credit issued by such Issuing Lender would exceed its Issuing Bank Sublimit.

(d)          Expiration Date. Each Letter of Credit shall expire (or, if set forth in such Letter of Credit, be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Additional Letter of Credit or, in the case of any extension thereof, one year after such extension (or, if any such day is not (x) with respect to Letters of Credit issued in Dollars, a Domestic Business Day or (y) with respect to Letters of Credit issued in an Alternative Currency, a Euro-Currency Business Day, the next preceding Domestic Business Day or Euro-Currency Business Day, as applicable), unless the Required Lenders and the applicable Issuing Bank, in their discretion, have approved a later expiry date in writing and (ii) the LC Termination Date; provided that, notwithstanding clauses (i) and (ii) above, an Additional Letter Credit may expire after, but in any event no later than one year after, the LC Termination Date, if such Additional Letter of Credit is cash collateralized in accordance with Section 2.05(k) or backed by a standby letter of credit from a financial institution with a rating of A2 or higher from Moody’s or A or higher from S&P on the date of its issuance or extension (as applicable), in each case in an amount and on terms reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank. The expiry date of any Letter of Credit may be extended from time to time (i) at the Borrower’s request in accordance with (c) above or (ii) in the case of an Evergreen Letter of Credit, automatically, without prior notice to and approval from the other Lenders, in each case so long as such extension (A) is for a period not exceeding one year, (B) is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof and (C) does not extend beyond the LC Termination Date (unless the requirements of the proviso set forth in the prior sentence are satisfied).

(e)          Participations. By the issuance of an Additional Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank in the applicable currency, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)          Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency of such LC Disbursement (i) if such LC Disbursement shall have been denominated in Dollars, not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (x) the Domestic Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., New York City time, on the day of receipt or (y) the Domestic Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt and (ii) if such LC Disbursement shall have been denominated in an Alternative Currency, not later than 12:00 noon, London time, on the Euro-Currency Business Day following the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 4:00 p.m., London time, on the date such LC Disbursement is made, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, London time, on (x) the Euro-Currency Business Day following the date that the Borrower receives such notice, if such notice is received prior to 4:00 p.m., London time, on the day of receipt or (y) the second Euro-Currency Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with (A) in the case of LC Disbursements denominated in Dollars, an ABR Revolving Borrowing (of not less than $10,000,000) or a Swingline Loan (of not less than $500,000) in an equal amount and (B) in the case of LC Disbursements denominated in an Alternative Currency, a Euro-Currency Borrowing for an equivalent amount in such currency and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan or Euro-Currency Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g)          Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)          Disbursement Procedures. The applicable Issuing Bank shall, within the time period stipulated by the terms and conditions of the applicable Letter of Credit following its receipt thereof (and, if no time period is so stipulated, promptly), examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination, the applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement in accordance with Section 2.05(f).

(i)          Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, (i) if such amount is denominated in Dollars, at the rate per annum then applicable to ABR Revolving Loans, (ii) if such amount is denominated in an Alternative Currency, at the rate per annum equal to the sum of the Applicable Rate with respect to Euro-Currency Loans plus the rate per annum at which one-day deposits in relevant currency in an amount approximately equal to such unpaid amount are offered by the principal London office of the Administrative Agent in the London interbank market for such day; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then 2% per annum shall be added to the applicable rate specified above. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

 (j)            Replacement and Resignation of an Issuing Bank.

(A)            Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B)            Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.05(j)(A) above.

(k)           Cash Collateralization. If any Event of Default shall occur and be continuing (but, except in the case of an Event of Default under clause (b), (c), (g) or (h) of Article 8, only if the maturity of any then outstanding Loans shall have been accelerated and the Commitments terminated pursuant to Article 8), on the Domestic Business Day that the Company receives notice from the Administrative Agent given upon request of the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in each relevant currency equal to the LC Exposure in such currency as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) or (h) of Article 8. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Company hereby grants a lien and security interest in, and sole and exclusive dominion and control, including the exclusive right of withdrawal, over such account to the Administrative Agent. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived free and clear of all Liens created hereunder.

(l)            LC Exposure Determination. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 2.06.      Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer:

(i)            if such Borrowing is to be made in Dollars, not later than 12:00 noon (New York City time), in funds immediately available in New York City, to the account of the Administrative Agent most recently designated for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04; or

(ii)            if such Borrowing is to be made in an Alternative Currency, not later than 12:00 noon (New York City time), in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent as shall have most recently been designated by the Administrative Agent for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.

Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

Each Lender may, at its option, make any Loan available to any Borrower not organized in the United States by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate (if such amount was distributed in Dollars) or the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market (if such amount was distributed in an Alternative Currency).

Section 2.07.      Interest Elections. (a) Each Dollar-Denominated Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Euro-Dollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert any such Borrowing to a different Type or to continue any such Borrowing and, in the case of a Euro-Dollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)          To make an election pursuant to Section 2.07(a), the applicable Borrower shall notify the Administrative Agent of such election by irrevocable written notice (via a written Interest Request) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Dollar-Denominated Loan of the Type resulting from such election to be made on the effective date of such election.

(c)          Each Interest Election Request shall specify the following information:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to paragraphs (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)            the effective date of the election made pursuant to such Interest Election Request, which shall be a Domestic Business Day in the case of an ABR Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

(iii)            whether the resulting Borrowing is to be an ABR Borrowing or a Euro-Dollar Borrowing; and

(iv)            if the resulting Borrowing is a Euro-Dollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Euro-Dollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Euro-Dollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Euro-Dollar Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Euro-Dollar Borrowing and (ii) unless repaid, each Euro-Dollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)            Each Revolving Loan that is an Alternative Currency Loan shall have an initial Interest Period as specified in the applicable Borrowing Request. Thereafter, the applicable Borrower may elect to continue such Borrowing and may elect Interest Periods therefor, by notifying the Administrative Agent of such election by telephone by the time and at the office that a Revolving Borrowing Request would be required under Section 2.03 if such Borrower were requesting an Alternative Currency Loan to be made on the effective date of such election. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing (each in a minimum Dollar Amount of $10,000,000), in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising any such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Promptly following receipt of such Interest Election Request the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. If the applicable Borrower fails to deliver a timely Interest Election Request with respect to an Alternative Currency Borrowing prior to the end of the Interest Period applicable thereto, or any Interest Election Request fails to specify an Interest Period, then unless such Borrowing is repaid as provided herein, such Borrower shall be deemed to have elected a subsequent Interest Period of one month’s duration.

Section 2.08.      Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)          The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Total Revolving Credit Exposure of all Lenders would exceed the total Commitments.

(c)          Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as the Company may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) the Company shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Company shall be responsible for finding one or more financial institutions (which for the avoidance of doubt may be an existing Lender) (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.08(c), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Company had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(d)          The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Domestic Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other matters specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under this Section 2.08 shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.09.      Repayment of Loans; Evidence of Debt.

(a)           The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Administrative Agent for the account of the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Maturity Date and the date which is 15 Domestic Business Days after such Swingline Loan is made.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the currency and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.10.      Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)          The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Euro-Dollar Borrowing, not later than 11:00 a.m., New York City time, three Euro-Dollar Business Days before the date of prepayment, (ii) in the case of prepayment of an Alternative Currency Borrowing, not later than 11:00 a.m., New York City time, three Euro-Currency Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Domestic Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time (London time if such Swingline Loan is denominated in Alternative Currencies or made to a Borrower other than the Company), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, (A) if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment by any Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other matters specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment under this Section 2.10 shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments required by Section 2.15.

Section 2.11.      Fees. (a) Subject to Section 2.23, the Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender (other than a Defaulting Lender and disregarding, solely for purposes of computation of such fee, outstanding Swingline Loans) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) Domestic Business Day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)          Subject to Section 2.23, the Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each Letter of Credit in the currency of such Letter of Credit, which shall accrue during each Calendar Quarter (or shorter period commencing on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date occurs) at a rate per annum equal to the Euro-Currency Margin (determined for this purpose on the first Domestic Business Day of such Calendar Quarter or shorter period) (or, in the case of performance standby Letters of Credit, with respect to nonfinancial contractual obligations only, at a rate per annum equal to 50% of the Applicable Rate) on such Lender’s daily LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee in the currency of the applicable Letter of Credit, which shall accrue at the rate of 0.125% per annum on the average daily LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Domestic Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day), except that fees payable in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year).

(c)          All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid in accordance with this Section 2.11 shall not be refundable under any circumstances.

Section 2.12.      Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Euro-Currency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          The Loans comprising each Swingline Borrowing shall bear interest, at the election of the applicable Borrower, at (x) solely in the case of Swingline Loans denominated in Dollars, the Alternate Base Rate plus the Applicable Rate, (y) the Adjusted LIBO Rate that would be applicable to Euro-Currency Loans in the applicable currency with a one-month Interest Period commencing on the date such loan is made, plus the Applicable Rate, or (z) prior to any funding by the Lenders of their participations therein pursuant to Section 2.04(c), at such other rate as shall from time to time be agreed between the applicable Swingline Lender and the applicable Borrower.

(d)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the Maturity Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Euro-Dollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)          All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest computed with respect to Loans denominated in Pound Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

Section 2.13.      Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Euro-Currency Borrowing:

(i)            the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for deposits in the relevant currency for such Interest Period; or

(ii)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate applicable to Euro-Currency Borrowings in the relevant currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice (in reasonable detail) thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent shall do promptly after becoming aware thereof), (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Euro-Currency Borrowing of the affected currency shall be ineffective, (B) if any Borrowing Request requests a Euro-Dollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (C) if any Borrowing Request requests a Euro-Currency Borrowing denominated in any affected Alternative Currency, such Borrowing Request shall be deemed ineffective.

(b)           Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent demonstrable error), or the Company notifies the Administrative Agent that the Company has determined, that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest (along with the amendment to this Agreement giving effect to the changes hereto in respect of such alternate rate of interest) is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment and the basis for such objection. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for the relevant currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Euro-Currency Borrowing of the affected currency shall be ineffective, (y) if any Borrowing Request requests a Euro-Dollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Euro-Currency Borrowing denominated in any affected Alternative Currency, such Borrowing Request shall be deemed ineffective.

Section 2.14.      Increased Costs. (a) If any Change in Law shall

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its Applicable Lending Office (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)            impose on any Lender (or its Applicable Lending Office) or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Euro-Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its Applicable Lending Office) of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay (or will cause the relevant Borrower to pay) to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or will cause the relevant Borrower to pay) to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)            If a Change in Law shall subject any Lender or Issuing Bank to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such additional costs incurred or reduction suffered.

(d)          A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section and the calculation of such amount or amounts in reasonable detail shall be delivered to the Company and shall be conclusive absent clearly demonstrable error; provided that such Lender or Issuing Bank shall not be required to disclose any information to the extent prohibited by law or regulation. The Company or the relevant Borrower, as the case may be, shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate free of clearly demonstrable error within 15 days after receipt thereof. In requesting any compensation pursuant to this Section, each Lender or Issuing Bank will use good faith efforts to treat the applicable Borrower in substantially the same manner as such Lender or Issuing Bank treats other similarly situated borrowers under similar circumstances.

(e)          Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, as the case may be; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s claim to receive compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15.      Break Funding Payments. In the event of (a) the payment of any principal of any Euro-Currency Loan (or Swingline Loan that is not an ABR Loan) other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Euro-Dollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Euro-Currency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Euro-Currency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the relevant Borrower shall compensate each Lender for the loss (excluding loss of margin), cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars or other applicable currency of a comparable amount and period from other banks in the London interbank market; provided, however, that such Borrower shall not be required to compensate any Lender for any costs of terminating or liquidating any hedge or trading position (including any rate swap, basis swap, forward rate transaction, interest rate option, cap, collar or floor transaction, or any similar transaction). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the calculation of such amount or amounts in reasonable detail shall be delivered to the Borrower and shall be conclusive absent clearly demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate free of clearly demonstrable error within 10 days after receipt thereof.

Section 2.16.      Taxes. (a) Any and all payments by or on account of any obligation of any Credit Party under the Loan Documents shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If any Credit Party or the Administrative Agent (the “Withholding Agent”) shall be required to deduct any Indemnified Taxes or Other Taxes from or in respect of any sum payable under the Loan Documents to any Lender, Issuing Bank or the Administrative Agent, then (i) the sum payable by such Credit Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, such Lender or such Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Withholding Agent shall make such deductions and (iii) the Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        In addition, each Credit Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)         The relevant Credit Party shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Credit Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the relevant Credit Party shall not be obligated to indemnify the Administrative Agent or such Lender, as the case may be, pursuant to this Section in respect of penalties, interest or similar liabilities arising therefrom or with respect thereto to the extent such penalties, interest or similar liabilities are attributable to the gross negligence or willful misconduct by the Administrative Agent or such Lender, as the case may be. A certificate as to the amount of such payment or liability delivered to the relevant Credit Party by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent clearly demonstrable error.

(d)        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Any Lender, including any Issuing Bank, that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, including any Issuing Bank, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f), (g), (h) and (i) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f)          Without limiting the foregoing, at the times indicated herein, each Foreign Lender shall, to the extent it is legally entitled to do so, provide the Company and the Administrative Agent with duly and accurately executed originals of Internal Revenue Service form W-8BEN, W-8BEN-E, W-8IMY (accompanied by a form W-8ECI, W-8BEN, W-8BEN-E or W-9 and other certification documents from each beneficial owner, as applicable) or W-8ECI (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to receive payments under this Agreement (i) without deduction or withholding of any United States federal income Taxes or (ii) subject to a reduced rate of United States federal withholding Tax. Such forms shall be provided (x) on or prior to the date of the Lender’s execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof, and on or prior to the date on which it becomes a Lender in the case of each other Lender, and (y) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by the Lender.

(g)        Any Lender, including any Issuing Bank, that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), duly and accurately executed originals of Internal Revenue Service form W-9 certifying, to the extent such Lender is legally entitled to do so, that such Lender is not subject to U.S. federal backup withholding Tax. For the avoidance of doubt, such Tax is an “Excluded Tax”.

(h)        If a payment made to a Lender, including any Issuing Bank, under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 2.16(h), “FATCA” shall include any amendments made to FATCA after the Amendment No. 1 Effective Date, whether or not included in the definition of FATCA.

(i)           Each Lender, including any Issuing Bank, agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(j)            If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses with respect to such refund of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(k)          Each Lender, including any Issuing Bank, shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the such Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).

(l)            Each party’s obligations under this Section 2.16 shall survive any assignment of rights by, or the replacement of, a Lender, the resignation or replacement of the Administrative Agent, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.

Section 2.17.      Foreign Subsidiary Costs. If the cost to any Lender of making or maintaining any Loan to or of issuing or maintaining any Letter of Credit for the account of a Subsidiary Borrower is increased, or (except as permitted by Section 2.16) the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) is reduced in each case by an amount deemed by such Lender to be material, by reason of the fact that such Subsidiary Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, the Company shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this Section 2.17 and setting forth the additional amount or amounts to be paid to it hereunder (and a calculation thereof in reasonable detail) shall be delivered to the Company contemporaneously with any such demand and shall be conclusive in the absence of clearly demonstrable error. In requesting any compensation pursuant to this Section, each Lender will use good faith efforts to treat the Company in substantially the same manner as such Lender treats other similarly situated borrowers under similar circumstances.

Section 2.18.      Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment of principal of, and interest on, the Dollar-Denominated Loans, of LC Exposures denominated in Dollars and of fees hereunder, not later than 12:00 noon (New York City time) on the date when due, in Dollars in funds immediately available in New York City. The Borrower shall make each payment of principal of, and interest on, the Alternative Currency Loans and of LC Exposures denominated in an Alternative Currency in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency. Each such payment shall be made without reduction by reason of any set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Domestic Business Day (in the case of amounts denominated in Dollars) or Euro-Currency Business Day (in the case of amounts denominated in an Alternative Currency) for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16, 2.17 and 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Domestic Business Day (in the case of ABR Loans and LC Exposures denominated in Dollars) or a Euro-Currency Business Day (in the case of Euro-Currency Loans and LC Exposures denominated in an Alternative Currency), the date for payment shall be extended to the next succeeding Domestic Business Day (in the case of ABR Loans and LC Exposures denominated in Dollars) or Euro-Currency Business Day (in the case of Euro-Currency Loans and LC Exposures denominated an Alternative Currency), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)            If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)        Unless the Administrative Agent shall have received notice from the Company or the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the NYFRB Rate (if such distribution was made in Dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market (if such distribution was made in an Alternative Currency).

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.05(f), 2.06(b), 2.18(d) or 12.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender under this Agreement for the benefit of the Administrative Agent, any Swingline Lender or any Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19.      Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender requests compensation under Section 2.14 or 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender or Participant of any Lender requests compensation under Section 2.14 or 2.17, or if any Borrower is required to pay any additional amount to any Lender, any Participant of any Lender or any Governmental Authority for the account of any Lender (or a Participant) pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender or invokes Section 2.22, or if any Lender shall reject a requested additional Approved Jurisdiction or refuse to consent to any waiver, amendment or other modification that would otherwise require such Lender’s consent but to which the Required Lenders have consented, or if the credit (or similar) rating of any Lender (or any Parent thereof) by one or more of S&P or Moody’s or any other nationally recognized statistical rating organization shall at any time be lower than BBB/Baa2 (or the equivalent), or if, as to any Lender, such Lender (or Parent thereof) shall at any time have no credit (or similar) rating in effect by at least one such organization, or if any Lender or its Parent has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), or if any Lender that is a Swingline Lender or an Issuing Bank shall (A) resign in its capacity as such, (B) fail to promptly approve the assignment of a Commitment that the Administrative Agent has approved as contemplated by clause (i) of the proviso below or (C) fail to promptly approve a New Lender that the Administrative Agent has approved in the case of an increase in the Commitments as contemplated by Section 2.25, or if any Lender is a Disqualified Institution at the time it becomes a Lender or any Lender assigns or participates all or any portion of its Loans and/or Commitments to a Disqualified Institution in violation of Section 12.04, without the written consent of the Borrower, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks and the Swingline Lenders), which consent shall not unreasonably be withheld, conditioned or delayed and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Borrower (in the case of all other amounts). Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding any other provision of this Agreement to the contrary, if a Lender has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (each, a “Bail-In Lender”), then the Company may terminate such Bail-In Lender’s Commitment hereunder, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Bail-In Lender, the Company shall concurrently terminate the Commitment of each other Lender that is a Bail-In Lender at such time, (C) the Administrative Agent and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld, conditioned or delayed, but may include consideration of the adequacy of the liquidity of the Company and its Subsidiaries) and (D) such Bail-In Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 2.19(b))).

Section 2.20.      Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Amount of: (i) each Alternative Currency Loan on each of the following: (x) the date of the Borrowing of such Loan and (y) each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement; and (ii) any Borrowing, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i) and (ii) is herein described as a “Computation Date” with respect to each Loan and/or Borrowing for which a Dollar Amount is determined on or as of such day, and the Administrative Agent shall notify the Company and the Lenders of all such determinations and related computations on such Computation Date.

(b)        The applicable Issuing Bank shall determine the LC Exposure related to each Letter of Credit as of the date of issuance thereof and at three-month intervals after the date of issuance thereof, or at such additional dates required by the applicable Issuing Bank. Each such determination shall be based on the Dollar Amount of the LC Exposure (i) on the date of the related notice of issuance, in the case of the initial determination in respect of any Letter of Credit and (ii) on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined or on such additional dates required by the applicable Issuing Bank, in the case of any subsequent determination with respect to an outstanding Letter of Credit.

(c)         If, other than as a result of fluctuations in currency exchange rates, after giving effect to any such determination of a Dollar Amount, the Total Revolving Credit Exposure of all Lenders exceed the aggregate amount of the Commitments or if at any time, solely as a result of fluctuations in currency exchange rates, the aggregate Dollar Amount of Loans and LC Exposures exceeds 105% of the aggregate amount of the Commitment, the Borrowers shall within five Euro-Currency Business Days prepay outstanding Loans (as selected by the Company and notified to the Lenders through the Administrative Agent not less than three Euro-Currency Business Days prior to the date of prepayment) or take other action to the extent necessary to eliminate any such excess.

Section 2.21.      Margin Determinations. The Administrative Agent shall determine the Applicable Rate from time to time in accordance with the provisions set forth below:

The “Euro-Currency Margin” at any date is a rate per annum equal to the then applicable rate set forth in the “Pricing Grid” below under the column headed “Euro-Currency Margin.”

The “ABR Margin” at any date is a rate per annum equal to the then applicable rate set forth in the “Pricing Grid” below under the column headed “ABR Margin.”

The “Commitment Fee Rate” at any date is a rate per annum equal to the then applicable rate set forth in the “Pricing Grid” below under the column headed “Commitment Fee.”

Pricing Grid

Pricing Level	Commitment Fee	Euro-Currency Margin	ABR Margin
I	0.04%	0.50%	0.00%
II	0.045%	0.625%	0.00%
III	0.05%	0.75%	0.00%
IV	0.07%	0.875%	0.00%
V	0.09%	1.00%	0.00%

For purposes of the foregoing table, the following terms have the following meanings, subject to the further provisions of this Section:

“Level I Pricing” applies at any date if, at such date, the Company’s senior unsecured long-term debt is rated AA or higher by S&P and Aa2 or higher by Moody’s.

“Level II Pricing” applies at any date if, at such date (i) no better Pricing Level applies and (ii) the Company’s senior unsecured long-term debt is rated AA- by S&P and Aa3 by Moody’s.

“Level III Pricing” applies at any date if, at such date (i) no better Pricing Level applies and (ii) the Company’s senior unsecured long-term debt is rated A+ by S&P and A1 by Moody’s.

“Level IV Pricing” applies at any date if, at such date, (i) no better Pricing Level applies and (ii) the Company’s senior unsecured long-term debt is rated A by S&P and A2 by Moody’s.

“Level V Pricing” applies at any date if, at such date, no other Pricing Level applies.

“Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies at any date. A “better” Pricing Level is one with a lower roman numeral.

“Rating Agency” means S&P or Moody’s (and their successors).

In determining the applicable Pricing Level: (a) if ratings are available from the two Rating Agencies but are not equivalent, then (i) if the ratings differential is one ratings level, the Pricing Level shall be that applicable to the higher of the two ratings and (ii) if the ratings differential is two rating levels or more, the Pricing Level shall be that which would be applicable to a rating which is one rating level below the higher of the two ratings, (b) if a rating from only one Rating Agency is available, then the Pricing Level shall be that applicable to such rating and (c) if ratings are not available from either of the two Rating Agencies, then Level V Pricing shall apply.

The credit ratings to be utilized for purposes of this Section are those assigned by S&P or Moody’s to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded; provided that if no such rating is available from any one or more of the two Rating Agencies, the ratings used for purposes of determining the Pricing Level with respect to each such Rating Agency shall be the corporate family rating assigned by such Rating Agency to the Company. The rating in effect at any date is that in effect at the close of business on such date. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent shall negotiate in good faith to amend this Section to reflect such changed rating system or the nonavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Pricing Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Section 2.22.      Illegality. (a) If, after the Amendment No. 1 Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans to any Borrower and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which such Lender shall do promptly after becoming aware thereof), the obligation of such Lender to make Euro-Currency Loans to such Borrower, or to convert outstanding Loans to such Borrower into Euro-Dollar Loans, shall be suspended. If such notice is given with respect to Euro-Dollar Loans, each Euro-Dollar Loan of such Lender then outstanding shall be converted to an ABR Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Euro-Dollar Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Euro-Dollar Loan to such day. If such notice is given with respect to Alternative Currency Loans, the relevant Borrower shall prepay such Alternative Currency Loans either (i) on the last day of the then current Interest Period applicable to such Alternative Currency Loan if such Lender may lawfully continue to maintain and fund such Alternative Currency Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Alternative Currency Loan to such day.

(b)        If it is unlawful for any Lender (or its Applicable Lending Office) to make or maintain Loans to any Subsidiary Borrower and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which such Lender shall do promptly after becoming aware thereof), the obligation of such Lender to make or maintain Loans to such Subsidiary Borrower shall be suspended. If such notice is given, each Loan of such Lender then outstanding to such Subsidiary Borrower shall be prepaid either (i) in the case of a Euro-Currency Loan, on the last day of the then current Interest Period applicable thereto if such Lender may lawfully continue to maintain such Loan to such day or (ii) immediately if clause (i) does not apply.

(c)         If so requested by the Administrative Agent and the Company, and provided that it may lawfully do so, any Lender whose Alternative Currency Loans have been prepaid pursuant to clause (a) of this Section or whose Loans to a Subsidiary Borrower have been prepaid pursuant to clause (b) of this Section shall purchase participations in the related Loans of the other Lenders, and such other adjustments shall be made, including without limitation Loans to the Company in an equivalent Dollar Amount in the event that participations in such related Loans may not lawfully be purchased by such Lenders, as may be required so that the credit exposure of the Lenders with respect to the Loans is shared on a basis proportionate to the Commitments of the Lenders.

(d)        Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.23.      Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)        fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)        if any Swingline Exposure or LC Exposure exists with respect to a Lender at the time such Lender becomes a Defaulting Lender then:

(i)             provided no Default shall have occurred and be continuing, the Swingline Exposure (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) and LC Exposure of such Defaulting Lender shall be automatically reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Domestic Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, either (A) procure the reduction or termination of the Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) or (B) cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(k) for so long as such LC Exposure is outstanding;

(iii)            if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)            to the extent that the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the letter of credit fees payable to the Lenders pursuant to Section 2.11(b) shall to the same extent be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)            if all or any portion of such Defaulting Lender’s LC Exposure is not reallocated, reduced, terminated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated, reduced, terminated and/or cash collateralized; and

(c)         so long as such Lender is a Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan and any Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Defaulting Lender’s then outstanding Swingline Exposure and LC Exposure after giving effect thereto will be 100% covered by the Commitments of the non-Defaulting Lenders and/or prepaid, reduced, terminated and/or cash collateralized in accordance with Section 2.23(b), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(b)(i) (and such Defaulting Lender shall not participate therein).

If a Swingline Lender or an Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its funding obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and any Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Banks, as the case may be, shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to the Swingline Lenders or the Issuing Banks, as the case may be, to defease any risk to the Swingline Lenders or the Issuing Banks in respect of such Lender hereunder relating to Swingline Exposure and/or LC Exposure.

In the event that the Administrative Agent, the Borrower, the Swingline Lenders and the Issuing Banks reasonably determine that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine is necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that there shall be no retroactive effect on fees reallocated pursuant to Section 2.23(b)(iv) and (v).

Section 2.24.      Extension of Maturity Date.

(a)         Each Lender’s Commitment may be extended, if at the time the conditions specified in Section 4.02 are met, in the manner set forth in this Section 2.24, on not more than two occasions (any such occasion, an “Extension Date”) for a period of one year after the date on which the Commitment of such Lender would have been terminated; provided that no such extension request shall result in a Maturity Date for any Lender that is more than five years after the relevant Extension Date. If the Company wishes to request an extension of each Lender’s Commitment, it shall give notice to that effect to the Administrative Agent not less than 30 days prior to the applicable Extension Date, whereupon the Administrative Agent shall promptly notify each of the Lenders of such request. Each Lender will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its discretion, within 15 days of such request (or such longer period as the Company and the Administrative Agent may reasonably agree) to the Administrative Agent. If any Lender shall not have responded affirmatively within such 15-day period (or such longer period, if applicable), such Lender shall be deemed to have rejected the Company’s proposal to extend its Commitment, and only the Commitments of those Lenders which have responded affirmatively shall be extended, subject to receipt by the Administrative Agent of counterparts of an extension agreement in form reasonably satisfactory to the Administrative Agent and the Company (an “Extension Agreement”), duly completed and signed by the Company, the Administrative Agent and all of the Lenders which have responded affirmatively. The Administrative Agent shall provide to the Company, no later than 10 days prior to the Extension Date for any such request, a list of the Lenders which have responded affirmatively. The Extension Agreement shall be executed and delivered no later than five days prior to the Extension Date, and no extension of the Commitments pursuant to this Section 2.24 shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered by Lenders having at least 51% of the aggregate amount of the Commitments.

(b)         If any Lender rejects, or is deemed to have rejected, the Borrower’s proposal to extend its Commitment (i) this Agreement shall terminate on the Maturity Date with respect to such Lender, (ii) the Borrower shall pay to such Lender on the Maturity Date any amounts due and payable to such Lender on such date and (iii) the Borrower may, if it so elects, designate a Person not theretofore a Lender and reasonably acceptable to the Administrative Agent to become a Lender, or agree with an existing Lender that such Lender’s Commitment shall be increased, provided that the aggregate amount of the Commitments following any designation or agreement may not exceed the aggregate amount of the Commitments as in effect immediately prior to the relevant request. Upon execution and delivery by the Borrower and such replacement Lender or other Person of an instrument of assumption in form and amount reasonably satisfactory to the Administrative Agent and execution and delivery of the Extension Agreement pursuant to Section 2.24(a), such existing Lender shall have a Commitment as therein set forth or such other Person shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder.

(c)         The Administrative Agent shall promptly notify the Lenders and the Company of the effectiveness of each extension of the Commitments pursuant to this Section 2.24.

(d)         If, by reason of the operation of this Section 2.24, the Maturity Date of any Lender (a “Terminating Lender”) occurs prior to the Maturity Date of any other Lender, then (i) upon such earlier Maturity Date, the participations of the Terminating Lender in all then outstanding Letters of Credit shall be reallocated among the other Lenders and/or cash collateralized in the same manner as contemplated by Section 2.23(b) and (ii) subject to implementation of clause (i), the participation of the Terminating Lender in each then outstanding Letter of Credit shall terminate.

Section 2.25.      Expansion Option. The Company may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000, so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $1,000,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, a “New Lender”; provided that no Ineligible Institution may be a New Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each New Lender shall be subject to the approval of the Company, the Administrative Agent, and in the case of an increase in the Commitments, each Issuing Bank and each Swingline Lender (each such consent, not to be unreasonably withheld, conditioned or delayed) and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an Increasing Lender Supplement, and (y) in the case of a New Lender, the Company and such New Lender execute a New Lender Supplement. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.25. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.25 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or New Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenant contained in Section 7.01 and (ii) the Administrative Agent shall have received (x) documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Term Loans, as the case may be and (y) a reaffirmation from the Company; provided that, with respect to any Incremental Term Loans incurred for the purpose of financing an acquisition for which the Company has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition” and such Incremental Term Loans, “Acquisition-Related Incremental Term Loans”), (x) clause (i)(A) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of execution of the definitive acquisition documentation in respect of a Limited Conditionality Acquisition (a “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into such documentation, (2) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, no Event of Default under paragraph (b), (c), (g) or (h) of Article 8 is in existence immediately before or immediately after giving effect (including on a pro forma basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article 3 shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representation and warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) as of such earlier date and (4) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Term Loans) shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Term Loans, except to the extent any such representation and warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) as of such earlier date and (y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Company shall be in compliance (on a pro forma basis) with the covenant contained in Section 7.01 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and New Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Euro-Currency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each New Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.25. Nothing contained in this Section 2.25 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

Article 3
Representations and Warranties

The Company and each Original Subsidiary Borrower represents and warrants as of the Effective Date (and as of each subsequent date required under Section 4.02) to the Administrative Agent and the Lenders that:

Section 3.01.      Organization; Powers. It and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and under each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of any Borrower, to borrow hereunder.

Section 3.02.      Authorization. The Transactions (a) have been duly authorized by all requisite corporate, partnership, limited liability company or analogous and, if required, stockholder, partner, member or analogous action and (b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Credit Party or any Significant Subsidiary, (ii) materially violate any order of any Governmental Authority or (iii) materially violate any provision of any material indenture, agreement or other instrument to which any Credit Party or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, (iv) be in material conflict with, result in a material breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien upon any property or assets of any Credit Party or any Significant Subsidiary (other than under any Loan Document).

Section 3.03.      Enforceability. This Agreement has been duly executed and delivered by the Company and each Original Subsidiary Borrower and constitutes, and each other Loan Document to which any Credit Party is party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of each such Credit Party enforceable against each such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Loans and all other obligations or liabilities of the Company and each other Borrower hereunder shall not be subordinated in right of payment to any other Indebtedness of the Company or such Borrower, respectively (it being understood that secured obligations of the Company or any other Borrower have, by virtue of such security, a prior claim on the related collateral).

Section 3.04.      Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority to be made or obtained by any Credit Party is or will be required in connection with the Transactions, except such as will have been made or obtained on or before the Amendment No. 1 Effective Date and thereafter will be in full force and effect and any informational filing with the Securities and Exchange Commission.

Section 3.05.      Financial Statements. (a) The Company has heretofore furnished to the Lenders (i) its Consolidated balance sheet and related Consolidated statements of earnings, cash flows and shareholders’ equity as of and for the fiscal year ended December 31, 2018, audited by and accompanied by the opinion of Pricewaterhouse Coopers LLP, independent public accountants and (ii) its Consolidated balance sheet and related Consolidated statements of earnings and cash flows as of and for the fiscal quarters ended March 31, 2019 and June 30, 2019, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial position of the Company and its Consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods. Such statements of financial position and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its Consolidated Subsidiaries as of the dates thereof required to be disclosed under GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

(b)        Since December 31, 2018, there has been no material adverse change in the business, assets, property or financial condition of the Company and its Subsidiaries taken as whole.

Section 3.06.      Litigation; Compliance with Laws. (a) There are not any actions, suits, proceedings or governmental investigations at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company or Original Subsidiary Borrower, threatened in writing against the Company or any Subsidiary or any business, property or rights of any such Person (i) which involve the Loan Documents or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)        Neither the Company nor any of the Subsidiaries is in violation of any law, rule or regulation (including, without limitation, any Environmental Law, the Trading with the Enemy Act of the United States of America (as amended), any of the foreign assets control regulations of the United States Treasury Department (as amended) and the Patriot Act), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

Section 3.07.      Federal Reserve Regulations. The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby will not violate or be inconsistent with Regulation U or Regulation X. After application of the proceeds of any Loan, not more than 25% of the assets of the Company and its Subsidiaries taken as a whole will be represented by margin stock (within the meaning of Regulation U).

Section 3.08.      No Regulatory Restrictions on Borrowing. Neither the Company nor any other Borrower is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) subject to any other applicable regulatory scheme which restricts its ability to incur the indebtedness to be incurred hereunder.

Section 3.09.      [Reserved].

Section 3.10.      [Reserved].

Section 3.11.      [Reserved].

Section 3.12.      Beneficial Ownership Certification. As of the Amendment No. 1 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 1 Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

Section 3.13.      Anti-Corruption Laws and Sanctions. Each of the Credit Parties has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Credit Parties and their respective subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each of the Credit Parties, their respective subsidiaries and their respective officers and employees and, to the knowledge of the executive officers of each Credit Party, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. None of (a) the Credit Parties or any of their respective subsidiaries or, to the knowledge of the applicable Credit Party, any of their respective directors, officers or employees, or (b) to the knowledge of the Credit Parties, any agent of the Credit Parties or any of their respective subsidiaries that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or use of proceeds thereof by any Credit Party will violate Anti-Corruption Laws or applicable Sanctions.

Article 4
Conditions

Section 4.01.      Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)        The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or e-mail of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)        The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Foley & Lardner LLP, special New York counsel for the Company, substantially in the form of Exhibit B-1, Sharon Barner, internal counsel to the Company, substantially in the form of Exhibit B-2, Joseph Rigler, internal counsel to the Original Subsidiary Borrower organized under the laws of the United Kingdom, substantially in the form of Exhibit B-3A and Joseph Rigler, internal counsel to the Original Subsidiary Borrowers organized under the laws of the Netherlands, substantially in the form of Exhibit B-3B, in each case covering such other matters relating to the Credit Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company and each Original Subsidiary Borrower hereby requests such counsel to deliver such opinions.

(c)         The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)        The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)        The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced reasonably in advance of the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Loan Documents.

(f)          The Administrative Agent shall have received evidence reasonably satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and all accrued commitment fees under, the Existing Credit Agreement as of the Effective Date.

(g)        (i) The Lenders shall have received all documentation and other information reasonably requested by such Lender in writing at least five (5) days prior to the Effective Date in order to allow it to comply with applicable “know your customer” and anti-money laundering rules and regulations with respect to each Credit Party and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has reasonably requested a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (g) shall be deemed to be satisfied).

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Simultaneously with the effectiveness of this Agreement, on and subject to the occurrence of the Effective Date, (i) the “Commitments” (as defined in the Existing Credit Agreement) of the lenders under the Existing Credit Agreement shall terminate pursuant to Section 2.08 thereof and (ii) the Commitments and Swingline Commitments, respectively, of the Lenders shall be as set forth in Schedule 2.01A and 2.01B, as applicable. On the Effective Date, unless the context otherwise requires, any reference to the Existing Credit Agreement contained in any Loan Document shall be deemed to refer to this Agreement and any reference to the Loans or obligations under the Existing Credit Agreement shall be deemed to refer to the Loans and obligations under this Agreement. Each Lender and Exiting Lender hereby waives any right to prior notice of the termination or reduction of its “Commitments” under, or prepayment of its “Loans” under, the Existing Credit Agreement. In the event that any Loans are to be made on the Effective Date substantially simultaneously with the effectiveness of this Agreement, such Loans and the repayment of the “Loans” (if any) under the Existing Credit Agreement shall be effected, to the maximum extent practicable, through the netting of amounts payable between the relevant Borrowers and the respective Lenders with a view toward minimizing breakage costs and transfers of funds.

Section 4.02.      Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend to increase the amount of or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)        The representations and warranties of each Credit Party set forth in each Loan Document to which it is party (other than those set forth in Section 3.05(b) and Section 3.06(a)(ii)) shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment to increase the amount of or extension of such Letter of Credit, as applicable, except to the extent any such representation and warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects).

(b)        At the time of and immediately after giving effect to such Borrowing or the issuance, amendment to increase the amount of or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)         Receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or Section 2.04, as applicable.

Each Loan and each issuance, amendment to increase the amount of or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03.      First Borrowing by Each Eligible Subsidiary. The obligation of each Lender to make a Loan, and the obligation of each Issuing Bank to issue a Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

(a)        Receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary reasonably acceptable to the Administrative Agent, substantially to the effect of Exhibit C hereto and covering such other matters relating to the transactions contemplated hereby as the Required Lenders may reasonably require.

(b)        Receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary and this Agreement of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

(c)         Receipt by each Lender not less than five Euro-Currency Business Days prior to the date of such Borrowing or issuance of all documentation and other information reasonably requested in writing by such Lender in order to allow it to comply with applicable “know your customer” and anti-money laundering rules and regulations with respect to such Eligible Subsidiary (including in connection with the Patriot Act and the Beneficial Ownership Regulation).

(d)        Receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or Section 2.04, as applicable.

Article 5
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (other than those backed by a standby letter of credit or cash collateralized, in each case in amounts and on terms satisfactory to the Issuing Bank and the Administrative Agent) and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that it will, and will cause each of its Subsidiaries or Significant Subsidiaries, as appropriate, to:

Section 5.01.      Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of each Subsidiary that is not a Borrower to the extent that the failure to take any such action could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.02.

(b)        Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names (as applicable) material to the conduct of its business, (ii) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, and (iii) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in the case of clauses (i), (ii) and (iii) above, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.02.      Insurance. In the case of the Company and each Significant Subsidiary, keep its insurable properties insured at all times in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (including without limitation by the maintenance of self-insurance to the extent consistent with industry practice), and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, except in each case to the extent that the failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect.

Section 5.03.      Taxes. In the case of the Company and each Significant Subsidiary, pay and discharge all income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate action and the Company or such Significant Subsidiary shall, to the extent required by GAAP, set aside on its books adequate reserves with respect thereto, except in each case, to the extent that the failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect.

Section 5.04.      Financial Statements, Reports, Etc. In the case of the Company, furnish to the Administrative Agent (which will promptly furnish same to each Lender):

(a)        within 90 days after the end of each fiscal year, its Consolidated balance sheet and related Consolidated statements of earnings, cash flows and shareholders’ equity, showing the financial position of the Company and its Consolidated Subsidiaries as of the close of such fiscal year and their results of operations and cash flows for such year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect except with the consent of the Required Lenders) to the effect that such Consolidated financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company on a Consolidated basis in accordance with GAAP consistently applied (except with respect to consistency as otherwise indicated therein), provided that if the independent auditor’s report with respect to such consolidated financial statements is a combined report (that is, one report containing both an opinion on such consolidated financial statements and an opinion on internal controls over financial reporting), then such report may include a qualification or limitation relating to the Company’s system of internal controls over financial reporting due to the exclusion of any acquired business from the management report on internal controls over financial reporting made pursuant to Item 308 of Regulation S-K of the Securities and Exchange Commission, to the extent such exclusion is permitted under provisions published by the Securities and Exchange Commission; provided further, if applicable, the independent auditor’s report may contain references to independent audits performed by other independent public accountants of recognized national standing as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors, or any successor standard under GAAP.

(b)        within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its Consolidated balance sheet and related Consolidated statements of earnings and cash flows showing the financial position of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter and their results of operations for such fiscal quarter and the then elapsed portion of the fiscal year and their cash flows for the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial position, results of operations and cash flows of the Company on a Consolidated basis in accordance with GAAP consistently applied (except with respect to consistency as otherwise indicated therein), subject to normal year-end audit adjustments and the absence of footnotes;

(c)         concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate, substantially in the form of Exhibit F hereto, of a Financial Officer (i) certifying that no Default has occurred or, if a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 7.01;

(d)        promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of such Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be; and

(e)        promptly, from time to time, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, at the request of any Lender, may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (it being understood and agreed that neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries, (2) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information).

Information required to be delivered pursuant to paragraphs 5.04(a), 5.04(b) or 5.04(d) above shall be deemed to have been delivered on the date on which (x) such information has been posted on the Internet by the Securities and Exchange Commission at https://www.sec.gov/edgar/searchedgar/webusers.htm (or any successor website) or (y) the Company provides notice to the Administrative Agent that such information has been posted on the Company’s website on the Internet at www.cummins.com or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to paragraph 5.04(c) and (ii) the Borrower shall deliver paper copies of the information referred to in paragraphs 5.04(a) or 5.04(b) to any Lender which requests such delivery. Notwithstanding the above, if any report, certificate or other information required under this Section 5.04 is due on a day that is not a Domestic Business Day, then such report, certificate or other information shall be required to be delivered on the first day after such day that is a Domestic Business Day.

Section 5.05.      Litigation and Other Notices. In the case of the Company, furnish to the Administrative Agent (which will promptly notify each Lender) prompt written notice of the following:

(a)        any Default of which an executive officer of the Company has knowledge, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)        the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)         the occurrence of any ERISA Event that, alone or together with any other ERISA Events which have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)        any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(e)        any change, following the effectiveness thereof, in the Company’s senior unsecured debt rating from S&P or Moody’s or in its corporate credit rating from S&P; and

(f)          any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Section 5.06.      Maintaining Records; Access to Properties and Inspections. In the case of the Company and each Significant Subsidiary, maintain all financial records in a manner sufficient to be able to prepare financial statements in accordance with GAAP and permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect the financial records and the properties of the Company or any Significant Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Administrative Agent or any Lender to discuss the affairs, finances and condition of the Company or any Significant Subsidiary with the officers thereof and independent accountants therefor; provided that (i) the Company or such Significant Subsidiary may require that a representative appointed by it be present at such inspections or discussions, (ii) the obligations of the Company and its Significant Subsidiaries under this Section are subject to, and the Administrative Agent and any such Lender shall comply with, all applicable confidentiality restrictions, (iii) unless an Event of Default has occurred and is continuing, the Company and its Significant Subsidiaries, taken as a whole, shall only be required to reimburse the Administrative Agent and each Lender in the aggregate for the expenses incurred by the Administrative Agent and each Lender for one such visit and inspection by the Administrative Agent and each Lender in any calendar year and (iv) it is understood and agreed that neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries, (2) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information.

Section 5.07.      Use of Proceeds and Letters of Credit. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the general corporate purposes of the Company and its Subsidiaries. The Company and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan will be used, whether directly or indirectly, (a) for any purpose that entails a violation of any of the Regulations of the Board, including Regulation T, Regulation U and Regulation X, or (b) in any hostile acquisition of another Person. None of the Credit Parties will request any Borrowing or Letter of Credit, and none of the Credit Parties shall use, and each of the Credit Parties shall procure that none of its subsidiaries nor its or their respective directors, officers, employees and agents shall use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent such activities, business or transaction would violate Sanctions if conducted by a company organized in the United States or by a company organized in a European Union member state, or (C) in any other manner that would result in liability to any Lender, the Administrative Agent, any Issuing Bank or any Swingline Lender under any applicable Sanctions or the violation of any Sanctions by any Lender, the Administrative Agent, any Issuing Bank or any Swingline Lender.

Section 5.08.      Compliance with Laws. Comply with all applicable laws, statutes, rules and regulations, including Environmental Laws, and obtain, maintain and comply with any and all licenses, approvals, notifications, registrations or permits required by such applicable laws, statutes, rules and regulations except to the extent that, in any such case, failure to do so could not be reasonably expected to have a Material Adverse Effect. Each of the Credit Parties will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Credit Parties and each of their respective subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects.

Article 6
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (other than those backed by a standby letter of credit or cash collateralized, in each case in amounts and on terms satisfactory to the Issuing Bank and the Administrative Agent ) and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that it will not, and will not cause or permit any of its Subsidiaries to:

Section 6.01.      Negative Pledge. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of Subsidiaries) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

(a)        Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested by proper action and for which adequate reserves in accordance with GAAP are established;

(b)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.03;

(c)         pledges and deposits and other Liens made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)        Liens (including deposits) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case in the ordinary course of business;

(e)        easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of the Company or any Subsidiary;

(f)          any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary;

(g)        Liens (including deposits) in connection with self-insurance;

(h)        judgment or other similar Liens in connection with legal proceedings in an aggregate principal amount (net of amounts for which relevant insurance providers have delivered written acknowledgements of coverage) not to exceed $300,000,000; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings;

(i)          Liens arising in connection with advances or progress payments under government contracts;

(j)          Liens on assets of Subsidiaries securing Indebtedness payable to the Company or any Wholly-Owned Consolidated Subsidiary;

(k)        Liens on cash and cash equivalents deposited to discharge and/or defease Indebtedness in accordance with the terms thereof;

(l)          [Reserved]

(m)     Liens securing Indebtedness other than Indebtedness described in paragraphs (a) through (l) above, to the extent and only to the extent that the aggregate amount of Priority Indebtedness shall not exceed the greater of (x) $2,500,000,000 and (y) 12.5% of the Consolidated assets of the Company and its Consolidated Subsidiaries as reflected in the annual or quarterly report then most recently filed by the Company with the Securities and Exchange Commission, determined at the time such Liens are granted and at the time of any subsequent incurrence of Indebtedness secured thereby;

(n)        Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Company or any of the Subsidiaries;

(o)        Liens in respect of an agreement to dispose of any asset, to the extent such disposal is permitted by this Agreement;

(p)        Liens arising under any retention of title arrangements entered into in the ordinary course of business or over goods or documents of title to goods arising in the ordinary course of documentary credit transactions;

(q)        Liens arising due to any cash pooling, netting or composite accounting arrangements between any one or more of the Company and any of the Subsidiaries or between any one or more of such entities and one or more banks or other financial institutions where any such entity maintains deposits;

(r)         customary rights of set off, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code (or comparable foreign law) or arising by operation of law of banks or other financial institutions where the Company or any of the Subsidiaries maintains deposit, disbursement or concentration accounts in the ordinary course of business;

(s)         the replacement, extension or renewal of any Lien permitted by clause (f) above upon or in the same assets subject thereto or the replacement, extension or renewal (to the extent the amount thereof is not increased) of the Indebtedness or other obligation secured thereby; and

(t)         Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 6.01.

Section 6.02.      Mergers, Consolidations, and Sales of Assets. In the case of the Company and any other Borrower, merge with or into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets, or liquidate or dissolve or reorganize in a jurisdiction that is not an Approved Jurisdiction, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary or other Person may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary that is a Borrower may merge into or consolidate with any other Person in a transaction in which the surviving entity is a Wholly-Owned Consolidated Subsidiary; provided that the surviving corporation shall be a Borrower organized under the laws of an Approved Jurisdiction, and (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any other Person.

Section 6.03.      Priority Indebtedness. In the case of Subsidiaries, incur, create, assume or permit to exist any Priority Indebtedness if, immediately after giving effect to the incurrence thereof, the aggregate amount of Priority Indebtedness would exceed the greater of (x) $2,500,000,000 and (y) 12.5% of the Consolidated assets of the Company and its Consolidated Subsidiaries as reflected in the annual or quarterly report then most recently filed by the Company with the Securities and Exchange Commission.

Article 7
Financial Covenant

Section 7.01.      Net Debt to Total Capital. The Company will not permit the ratio (the “Net Debt to Total Capital Ratio”) of (a) Consolidated Net Debt to (b) Consolidated Total Capital, each determined as of the last day of each fiscal quarter, to be greater than 0.65:1; provided that, at any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Indebtedness as set forth in the definition of “Acquisition Indebtedness”)), any Acquisition Indebtedness (and the proceeds of such Indebtedness) shall be excluded from the determination of the Net Debt to Total Capital Ratio.

Article 8
Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)        any representation or warranty made, or deemed made, in or pursuant to the Loan Documents, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other instrument furnished by or on behalf of any Credit Party in connection with or pursuant to the Loan Documents, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)        default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or pursuant to any provision of the Loan Documents or otherwise;

(c)         default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under the Loan Documents, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Domestic Business Days;

(d)        default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in Section 5.05(a), Section 5.07, Article 6 or Article 7 and such default shall continue unremedied for a period of five Domestic Business Days after the earlier of (i) a Financial Officer of the Company becoming aware thereof and (ii) notice thereof from the Administrative Agent or any Lender to the Company;

(e)        default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in the Loan Documents (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of ten Domestic Business Days after notice thereof from the Administrative Agent or any Lender to the Company;

(f)          the Company or any Subsidiary shall (i) fail to pay any of its Indebtedness (excluding Indebtedness owing to the Company or any of its Subsidiaries) in excess of $125,000,000 in the aggregate when due and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (ii) fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Indebtedness, when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Indebtedness or such Indebtedness has been accelerated and such acceleration has not been rescinded; or any amount of Indebtedness in excess of $125,000,000 shall be required to be prepaid, defeased, purchased or otherwise acquired by the Company or any Subsidiary (other than by a regularly scheduled required prepayment and other than secured Indebtedness that becomes due as a result of the voluntary transfer of assets securing such Indebtedness), prior to the stated maturity thereof; provided that none of the following shall give rise to an Event of Default: (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of assets securing such Indebtedness or a casualty or similar event, (ii) mandatory prepayments or offers to purchase of Indebtedness in accordance with the documentation governing such Indebtedness by reason of the receipt of net cash proceeds of (A) other Indebtedness, (B) dispositions (including, without limitation, as the result of casualty events and governmental takings) or (C) equity issuances, or by reason of the generation of excess cash flow in an amount equal to a percentage thereof, (iii) change of control offers made within 60 days after an acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired Person or Indebtedness assumed by the Company or a Subsidiary pursuant to a mandatory successor obligor clause under such Indebtedness in connection with the acquisition of all or substantially all of the assets of a Person, (iv) any default under Indebtedness of an acquired business if such default is cured, or such Indebtedness is repaid, within 60 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Indebtedness, (v) prepayments required by the terms of Indebtedness as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for Taxes, increased costs, capital adequacy and other similar customary requirements and (vi) any voluntary prepayment, redemption or other satisfaction of Indebtedness that becomes mandatory in accordance with the terms of such Indebtedness solely as the result of the Company or any Subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction;

(g)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Significant Subsidiary, or of a substantial part of the property or assets of the Company or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary, or for a substantial part of the property or assets of the Company or any Significant Subsidiary, or (iii) the winding-up or liquidation of the Company or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

(h)        the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary, or for a substantial part of the property or assets of the Company or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of authorizing any of the foregoing;

(i)          one or more judgments for the payment of money in an aggregate amount in excess of $125,000,000 shall be rendered against the Company, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; provided, however, that any such judgment shall not be included in the calculation of the aggregate amount of judgments under this clause (i) if and for so long as (A) the amount of such judgment is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment;

(j)          a Change in Control shall occur;

(k)        the provisions of Article 11 shall cease to constitute valid, binding and enforceable obligations of the Company for any reason, or any Credit Party shall have so asserted in writing; or

(l)          an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of any Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding and (iii) require cash collateral for the LC Exposure in accordance with Section 2.05(k); and upon the occurrence of any event described in paragraph (g) or (h) above with respect to any Borrower, the Commitments shall automatically terminate and the principal of all Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding.

Article 9
The Agents

Section 9.01.      Appointment and Authorization of Administrative Agent. Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to it by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 9.02.      Rights and Powers of Administrative Agent as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 9.03.      Limited Duties and Responsibilities of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and (c) except as expressly set forth in any Loan Document, the Administrative Agent shall not have any duty to disclose, and shall not be liable to any Lender for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered under any Loan Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04.      Authority of Administrative Agent to Rely on Certain Writings, Statements and Advice. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05.      Sub-Agents and Related Parties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06.      Resignation; Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as a successor Administrative Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 9.07.      Credit Decisions by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished hereunder or thereunder.

Section 9.08.      Administrative Agent’s Fee. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

Section 9.09.      Other Agents. Nothing in the Loan Documents shall impose on any Agent or Arranger other than the Administrative Agent, in its capacity as an Agent or Arranger, any obligation or liability whatsoever.

Section 9.10.      Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers, the Syndication Agents, the Documentation Agents or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that none of the Administrative Agent, or the Arrangers, the Syndication Agents, the Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)         Each of the Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.11.      Posting of Communications.

(a)        The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Administrative Agent reasonably and in good faith to be its electronic transmission system and used by it for such purpose with respect to its credit facilities generally (the “Approved Electronic Platform”).

(b)        Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 1 Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution, other than risks arising from the gross negligence, bad faith or willful misconduct of any of the foregoing parties (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

(c)         THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, OTHER THAN DIRECT ACTUAL DAMAGES ARISING FROM THE gross negligence, bad faith or willful misconduct of any applicable party (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

(d)        Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or each Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)        Each of the Lenders, each of the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)          Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Article 10
Representations and Warranties of Eligible Subsidiaries

Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

Section 10.01.  Organization; Powers. Such Eligible Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to execute, deliver and perform its obligations hereunder and under each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder and (c) is a Wholly-Owned Consolidated Subsidiary.

Section 10.02.  Authorization. The Transactions and the execution and delivery by such Eligible Subsidiary of its Election to Participate and the performance by such Eligible Subsidiary of this Agreement, (a) have been duly authorized by all requisite corporate, partnership, limited liability company or analogous and, if required, stockholder, partner, member or analogous action and (b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Eligible Subsidiary, (ii)materially violate any order of any Governmental Authority or (iii) materially violate any provision of any material indenture, agreement or other instrument to which such Eligible Subsidiary is a party or by which any of them or any of their property is or may be bound, (iv) be in material conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien upon any property or assets of such Eligible Subsidiary (other than under any Loan Document).

Section 10.03.  Enforceability. Its Election to Participate has been duly executed and delivered by such Eligible Subsidiary, and this Agreement constitutes a legal, valid and binding obligation of such Eligible Subsidiary enforceable against such Eligible Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 10.04.  Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate.

Article 11
Guaranty

Section 11.01.  The Guaranty. The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to and each obligation to reimburse any LC Disbursement incurred by each other Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each other Borrower under this Agreement. Upon failure by any other Borrower to pay punctually any such amount, the Company agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

Section 11.02.  Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)        any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower or any other Person under any Loan Document or by operation of law or otherwise (except to the extent the foregoing expressly releases the Company’s obligations under this Article 11);

(b)        any modification or amendment of or supplement to any Loan Document (other than any modification, amendment or supplement of this Article 11 effected in accordance with Section 12.02);

(c)         any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower or any other Person under any Loan Document;

(d)        any change in the corporate existence, structure or ownership of any Borrower or any other Person or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other Person or its assets or any resulting release or discharge of any obligation of any Borrower or any other Person contained in any Loan Document;

(e)        the existence of any claim, set-off or other rights which the Company may have at any time against any other Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)          any invalidity or unenforceability relating to or against any Borrower or any other Person for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Loan or any other amount payable by it under any Loan Document; or

(g)        any other act or omission to act or delay of any kind by any Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations hereunder (in each case other than payment in full of the obligations guaranteed hereunder).

Section 11.03.  Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each of the Company’s obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable hereunder by the Company and each other Borrower under this Agreement shall have been paid in full in cash (or backed by a standby letter of credit or cash collateralized, in each case in amounts and on terms satisfactory to the Issuing Bank and the Administrative Agent) and all LC Disbursements shall have been reimbursed. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any other Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 11.04.  Waiver by the Company. The Company irrevocably waives acceptance of its guaranty under this Article 11, presentment, demand (except as provided in Section 11.01), protest and any notice not provided for herein, as well as, solely for purposes of Article 11 any requirement that at any time any action be taken by any Person against any Borrower or any other Person. The Company’s guaranty hereunder is a guaranty of payment and not merely of collection.

Section 11.05.  Subrogation. Upon making any payment with respect to any Borrower hereunder, the Company shall be subrogated to the rights of the payee against such Borrower with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to such Borrower and all other amounts payable by such Borrower under this Agreement have been paid in full in cash.

Section 11.06.  Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 11.07.  Continuing Guaranty. The Company’s guaranty hereunder is a continuing guaranty, shall be binding on the Company and its successors and assigns, and shall be enforceable by the Lenders. If all or part of any Lender’s interest in any obligation guaranteed by the Company is assigned or otherwise transferred, the transferor’s rights under the Company’s guaranty, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

Article 12
Miscellaneous

Section 12.01.  Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)            if to the Company, to it at Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, Attention of Vice President/Treasurer (Email: donald.jackson@cummins.com);

(ii)            if to any Subsidiary Borrower, to it care of the Company;

(iii)            if to the Administrative Agent, (A) to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5/1st Floor, Newark, DE 19713, Attention of Loan & Agency Services Group – Joe Aftanis (Phone: 303-552-0847; Facsimile: 302-634-3301; Email: joe.aftanis@jpmorgan.com) and (B) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com;

(iv)            if to JPMCB as Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10420 Highland Manor Drive, Floor 4, Tampa, Florida 33610, Attention of Standby LC Dept. Ralph Davis (Facsimile No. 813-432-5161) and, if such notice concerns a Letter of Credit denominated in an Alternative Currency, also to it at JPMorgan Europe London Office (Facsimile No. 44 207 777 2360);

(v)            if to JPMCB as Swingline Lender:

(A)            for Swingline Loans made in Dollars, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5/1st Floor, Newark, DE 19713, Attention of Loan & Agency Services Group – Joe Aftanis (Phone: 303-552-0847; Facsimile: 302-634-3301; Email: joe.aftanis@jpmorgan.com);

(B)            for Swingline Loans made in Euros or Pound Sterling, to Email: european.loan.operations@jpmorgan.com and emea.slt.maintenance@jpmchase.com; with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5/1st Floor, Newark, DE 19713, Attention of Loan & Agency Services Group – Joe Aftanis (Phone: 303-552-0847; Facsimile: 302-634-3301; Email: joe.aftanis@jpmorgan.com);

(vi)            if to Bank of America, N.A. as Swingline Lender, to it at Bank of America, N.A., Building C 2380 Performance Dr., TX2-984-03-23, Richardson, TX 75082, Attention of Jennifer Ollek (Phone: 469-201-8863; Facsimile: 214-290-8374; Email: Jennifer.a.ollek@baml.com);

(vii)            if to Bank of America, N.A. as Issuing Bank, to it at Bank of America, N.A., 1 Fleet Way, Scranton, PA 18507 (Phone: 1-800-370-7519; Facsimile: 1-800-755-8743; Email: For new issuance requests or amendments: Scranton Standby LC (scranton_standby_lc@bankofamerica.com); For an inquires and investigation: Trade Client Service Team US (tradeclientserviceteamus@baml.com);

(viii)            if to Citibank, N.A., as Swingline Lender,

(A)            for Swingline Loans made in Dollars, to it at 1615 Brett Road, Building III., New Castel, DE 19720, Attention of Loan Administration (Facsimile: 646-274-5000; Email: GLOriginationOps@citigroup.com);

(B)            for Swingline Loans made in Euros or Pound Sterling, to it at Citibank Europe PLC, Poland Branch, Prosta 36 Street, 00-838, Warsaw, Poland (Facsimile: 0044-207-655-2380; Email: londonloans@citi.com);

(ix)            if to Citibank, N.A., as Issuing Bank, to it at 1615 Brett Road, Building III., New Castel, DE 19720, Attention of Loan Administration (Facsimile: 646-810-5536; Email: citiconsentrequests@citi.com);

(x)            if to HSBC Bank USA, National Association, as Swingline Lender, to it at 452 Fifth Avenue, New York, NY 10018, Attention of Loan Administration (Phone: 212-525-1529; Facsimile: 847-793-3415; Email: CTLANY.LoanAdmin@us.hsbc.com);

(xi)            if to HSBC Bank USA, National Association, as Issuing Bank, as Issuing Bank, to it at Global Trade and Receivables Finance (GTRF) c/o Williams Lea Tag, 1212 Avenue of the Americas, 17th Floor, New York, NY 10036, USA);

(xii)            if to ING Bank N.V., Dublin Branch, as Swingline Lender, to it at ING Bank N.V., Block 4, Dundrum Town Centre, Sandyford Road, Dundrum, D16 A4W6, Ireland, Attention of Alan Maher, Director (Phone: +353-1-638-4008; Facsimile: +353 1 638 4072; Email: Execution.Lending.AMS.Team6@ing.com);

(xiii)            if to ING Bank N.V., Dublin Branch, as Issuing Bank, to it at ING Bank N.V., Block 4, Dundrum Town Centre, Sandyford Road, Dundrum, D16 A4W6, Ireland, Attention of Alan Maher, Director (Phone: +353-1-638-4008; Facsimile: +353 1 638 4072; Email: Email: Execution.Lending.AMS.Team6@ing.com); and

(xiv)            if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b)        Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)         Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received during the recipient’s normal business hours.

Section 12.02.  Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)        Except as provided in Section 2.25 with respect to an Incremental Term Loan Amendment or as provided in Section 2.13(b), no Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders; provided that no such agreement shall:

(i)            (A) increase the Commitment of any Lender without the written consent of such Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.20(b), Event of Default or Default shall not constitute an increase in the Commitment of any Lender), (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than with respect to the incremental 2% included in the determination of the applicable interest rate under Section 2.12(d) or 2.05(i)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.20(b), in each case which shall only require the approval of the Required Lenders), (D) change Section 2.08(d) or Section 2.18(b) or Section 2.18(c) in a manner that would alter the ratable reduction of Commitments or pro rata sharing of payments required thereby, or change any provision requiring that funding of amounts by the Lenders be on a ratable basis, without the written consent of each Lender directly and adversely affected thereby, (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender directly affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.25 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (F) release the Company from its guaranty under Article 11 hereof, or limit its liability in respect of such guaranty, without the written consent of each Lender, (G) change any of the provisions of Section 2.23 without the consent of the Administrative Agent, the Swingline Lenders and the Issuing Banks or (H) amend the definition of “Applicable Percentage” without the written consent of each Lender; provided that no consent of any Defaulting Lender shall be required pursuant to clause (D), (E) or (H) above as to any modification that does not adversely affect such Defaulting Lender in a non-ratable manner;

(ii)            amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender under any Loan Document without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be; or

(iii)            (A) subject any Subsidiary Borrower to any additional obligation without the written consent of such Borrower, (B) increase the principal of or rate of interest on any outstanding Loan of any Subsidiary Borrower without the written consent of such Borrower, (C) accelerate the stated maturity of any outstanding Loan of any Subsidiary Borrower without the written consent of such Borrower or (D) change this proviso (iii) without the prior written consent of each Subsidiary Borrower.

(c)         Notwithstanding any provision herein to the contrary, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(d)        Notwithstanding any provisions herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement, so long as, in each case, the Lenders shall have received at least ten Domestic Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within ten Domestic Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Section 12.03.  Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, and its Affiliates, including the reasonable, documented and invoiced fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)        The Company shall indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented costs and expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation, arbitration or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, relating to (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or representatives, (ii) from the material breach in bad faith by such Indemnitee of its express obligations under the Loan Documents or (iii) a dispute solely among Indemnitees (other than a dispute involving a claim against an Indemnitee in its capacity as an arranger or agent in respect of the Agreement, and in any such event described in this clause (iii) solely to the extent that the underlying dispute does not arise as a result of any action, inaction, representation or misrepresentation of, or information provided, or that was failed to be provided, by or on behalf of, the Company or any of its Subsidiaries).

(c)         To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d)        To the extent permitted by applicable law, each Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)        All amounts due under this Section shall be payable promptly after written demand therefor.

Section 12.04.  Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)            the Company; provided that (x) no consent of the Company shall be required for (1) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (it being understood that the Company shall nevertheless receive prompt notice, either prior to or promptly after such assignment, of any such assignment to a Lender, an Affiliate of a Lender or an Approved Fund) (provided further, notwithstanding the preceding clause (1), so long as no Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing, the consent of the Company shall be required if, after giving effect to such assignment, the assignee, collectively with its affiliated Lenders and affiliated Approved Funds, would, as a result of such assignment, hold more than fifteen percent (15%) of the aggregate amounts of Loans and unused Commitments) or, (2) if an Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing, any other assignee and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Euro-Currency Business Days after receipt of written notice thereof; and

(B)            the Administrative Agent, each Issuing Bank and each Swingline Lender; provided that no consent of the Administrative Agent, any Issuing Bank or any Swingline Lender, shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.

 (ii)            Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing;

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)            in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in paragraph (i) of the first proviso to Section 12.02(b) that affects such CLO; and

(F)            no assignment, whether in whole or in part (including participations), may be made to (i) the Company or any of its Affiliates or subsidiaries, (ii) any Defaulting Lender or any Person who, upon becoming a Lender, would constitute a Defaulting Lender, (iii) a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (iv) Disqualified Institution without the prior written consent of the Company.

For the purposes of this Section 12.04, the terms “Approved Fund”, “CLO” and “Disqualified Institution” have the following meanings:

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Disqualified Institution” means (i) those Persons identified by the Company to the Administrative Agent and the Lenders in writing prior to the Amendment No. 1 Effective Date, (ii) those Persons that are reasonably determined by the Company to be competitors of the Company or any of its Subsidiaries and that have been specifically identified by the Company to the Administrative Agent and the Lenders in writing prior to the Amendment No. 1 Effective Date and (iii) in the case of each of clauses (i) and (ii) (and any supplements thereto as contemplated below), any of their respective Affiliates, to the extent any such Affiliate (x) is clearly identifiable as an Affiliate of the applicable Person solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such Person; provided that, the Company, by notice to the Administrative Agent and the Lenders after the Amendment No. 1 Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors of the Company or any of its Subsidiaries (or Affiliates of competitors that are not bona fide debt investment funds). Each such supplement shall become effective three (3) Domestic Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Approved Electronic Platform) in accordance with Section 12.01, but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that (A) the Administrative Agent shall have no responsibility, liability or duty, to ascertain, inquire, monitor or enforce whether any Lender or potential Lender is a Disqualified Institution, (B) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 12.01 shall render such list (or supplement) not received and not effective and (C) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent (which notice may be distributed to the Lenders) from time to time in accordance with Section 12.01.

(iii)            Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)            The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)            Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)         (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) each Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) in the case of any sale of a participation to a Disqualified Institution, the Borrower shall have provided its prior written consent thereto. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in paragraph (i) of the first proviso to Section 12.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version) or, if different, under Sections 871(h) or 881(c) of the Code. The entries in the Participant Register shall be conclusive absent clearly demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)            A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Participant complies with the obligations of (e), (f), (g), (h) and (i) of Section 2.16, as applicable, as if it were a Lender (it being understood that the documentation required shall be delivered to the participating Lender and, if required by law for reduced withholding, copies shall be delivered to the Company and the Administrative Agent).

(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)        The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(f)          Notwithstanding anything to the contrary in this Section 12.04, or elsewhere in this Agreement, the consent of the Company shall be required (such consent not to be unreasonably withheld or delayed) for an assignment to an assignee that is an EEA Financial Institution unless an Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing at the time of such assignment; provided, however, that no Affiliate of Santander Bank, N.A. shall be considered an EEA Financial Institution for the purposes of this clause (f).

(g)        Disqualified Institutions.

(i)            No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from being a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii)            If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)            Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Lender does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)            The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v)            The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

Section 12.05.  Survival. All covenants, agreements, representations and warranties made by the Company and any other Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit (other than those backed by a standby letter of credit or cash collateralized, in each case in amounts and on terms satisfactory to the Issuing Bank and the Administrative Agent) is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.17 and 12.03 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 12.06.  Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07.  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08.  Right of Set-off. If an Event of Default shall have occurred and be continuing and the maturity of the Loans has been accelerated under Article 8, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. Each Lender and each Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09.  Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the internal law of the State of New York.

(b)        Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)         Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment arising out of or relating to any Loan Document or the transactions relating hereto or thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

(d)        Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01; provided that each Subsidiary Borrower irrevocably appoints the Company as agent of process and consents to service of process to the Company in the manner provided for notices in Section 12.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 12.10.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.11.  Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Borrower or for any other reason, any payment under or in connection with any Loan Document is made or satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is due (the “Required Currency”) then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of any Loan Document, such Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

Section 12.12.  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.13.  Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential to the same extent as if they were parties hereto and the disclosing Administrative Agent, Issuing Bank, Swingline Lender or Lender shall be responsible for any breaches of the provisions of this Section 12.13), (b) to the extent requested by any central bank or the Federal Reserve or by any regulatory authority having jurisdiction over it or in connection with any pledge or assignment permitted under Section 12.04(d), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on and subject to the terms of this clause (f)(i)) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations under this Agreement, (g) with the prior written consent of the Company, (h) to the extent requested by ratings agencies or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from or on behalf of the Company or any of its Affiliates relating to the Company or its business or any of its Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, after the Company has publicly disclosed this Agreement in a filing with the Securities and Exchange Commission (it being understood and agreed that the Company shall so disclose this Agreement in such a filing as and when required by applicable law). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.14.  USA Patriot Act and Beneficial Ownership Regulation Notification. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name, address and tax identification number of such Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation. Each Credit Party agrees to cooperate with each Lender and provide true, accurate and complete information to such Lender in response to any such request.

Section 12.15.  No Fiduciary Duty(a). (a)(a) Each Agent, each Lender and their Affiliates (collectively, for purposes of this Section 12.15, the “Lender Parties”), may have economic interests that conflict with those of the Borrowers. Each Borrower agrees that, except as expressly provided otherwise in Section 12.04(b)(iv), nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender Parties and the Borrowers, its stockholders or its affiliates in connection with the transactions contemplated hereby. The Borrowers acknowledge and agree that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrowers, on the other, (ii) in connection therewith and with the process leading to such transactions contemplated by the Loan Documents each of the Lender Parties is acting solely as a principal and not the fiduciary of each of the Borrower, its management, stockholders, creditors or any other person, (iii) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender Party or any of its affiliates has advised or is currently advising any Borrower on other matters) and (iv) each Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to the transactions contemplated hereby and the process leading thereto. Each Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with the transactions contemplated hereby or the process leading thereto.(b)

(b)       The Credit Parties further acknowledge and agree, and acknowledges its subsidiaries’ understanding, that each Lender Party and each Agent and Arranger is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Lender Party, Agent or Arranger may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Credit Party and other companies with which any Credit Party may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Lender Party or any such Agent or Arranger or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)       In addition, the Credit Parties acknowledge and agree, and acknowledge their subsidiaries’ understanding, that each Lender Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which any Credit Party may have conflicting interests regarding the transactions described herein and otherwise. No Lender Party nor its Affiliates will use confidential information obtained from any Credit Party, its Affiliates and/or its representatives by virtue of the Transactions contemplated by the Loan Documents or their other relationships with any Credit Party in connection with the performance by such Lender Party or its Affiliates of services for other companies, and no Lender Party nor its Affiliates will furnish any such information to other companies. The Credit Parties also acknowledge that no Lender Party has any obligation to use in connection with the Transactions contemplated by the Loan Documents, or to furnish to any Credit Party, confidential information obtained from other companies.

Section 12.16.  Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

To the extent not prohibited by applicable law, rule or regulation, each Lender shall notify the Company and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action could reasonably be expected to be asserted against such Lender).

Section 12.17.  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CUMMINS INC.

By:
Name:
Title:

CMI GLOBAL EQUITY HOLDINGS C.V.

By:	CUMMINS INTERNATIONAL
FINANCE LLC,
Its General Partner

By:
Name:
Title:

CMI GLOBAL EQUITY HOLDINGS C.V.

By:	CMI INTERNATIONAL FINANCE
PARTNER 2 LLC

By:
Name:
Title:

CUMMINS EMEA HOLDINGS LIMITED

By:
Name:
Title:

CMI Global Equity Holdings B.V.

By:
Name:
Title:

[Signature Page to Credit Agreement (Cummins 2018)]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Bank, a
Swingline Lender and a Lender

By:
Name:
Title:

[Signature Page to Credit Agreement (Cummins 2018)]

BANK OF AMERICA, N.A.,
as an Issuing Bank, a Swingline Lender and a Lender,

By:
Name:
Title:

[Signature Page to Credit Agreement (Cummins 2018)]

ING Bank N.V., Dublin Branch,
as an Issuing Bank, a Swingline Lender and a Lender,

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement (Cummins 2018)]

CITIBANK, N.A.,
as an Issuing Bank, a Swingline Lender and a Lender,

By:
Name:
Title:

[Signature Page to Credit Agreement (Cummins 2018)]

HSBC Bank USA, National Association,
as an Issuing Bank, a Swingline Lender and a Lender,

By:
Name:
Title:

[Signature Page to Credit Agreement (Cummins 2018)]

[LENDER], as [an Issuing Bank,] [a Swingline Lender][and] a Lender,

By:
Name:
Title:

[for Lenders requiring two signature blocks]

By:
Name:
Title:

[Signature Page to Credit Agreement (Cummins 2018)]

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [____________________] (the “Assignor”) and [____________________] (the “Assignee”). Capitalized definitional terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. The Assignee hereby represents and warrants that it is not a Disqualified Institution.

1.	Assignor:	______________________________

2.	Assignee:	______________________________

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	Cummins Inc., CMI Global Equity Holdings C.V., Cummins EMEA Holdings Limited, and CMI Global Equity Holdings B.V.

1 Select as applicable.

A-1

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of August 22, 2018 among Cummins Inc., CMI Global Equity Holdings C.V., Cummins EMEA Holdings Limited, CMI Global Equity Holdings B.V., the Eligible Subsidiaries referred to therein, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and Bank of America, N.A., ING Bank N.V., Dublin Branch, Citibank, N.A., and HSBC Bank USA, National Association, as Issuing Banks and Swingline Lenders and the other agents parties thereto

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Credit Parties and/or their Related Parties and/or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-2

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

A-3

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:]

[NAME OF ISSUING BANK][3]

By:
Name:
Title:

[Consented to:]

[NAME OF SWINGLINE LENDER][4]

By:
Name:
Title:

[Consented to:]

CUMMINS INC.[5]

By:
Name:
Title:

3 To be included if the consent of the Issuing Banks is required pursuant to Section 12.04(b) of the Credit Agreement.

4 To be included if the consent of the Swingline Lenders is required pursuant to Section 12.04(b) of the Credit Agreement.

5 To be included if the consent of the Company is required pursuant to Section 12.04(b) or (f) of the Credit Agreement.

A-4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a Lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.     Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arrangers or any other Lender and their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.16 thereof), duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

A-5

2.        Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.        General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-6

EXHIBIT B-1

[FORM OF OPINION OF COMPANY’S EXTERNAL COUNSEL]

ATTORNEYS AT LAW

777 East Wisconsin Avenue

Milwaukee, WI 53202-5306

414.271.2400 TEL

414.297.4900 FAX

www.foley.com

CLIENT/MATTER NUMBER

089934-0809

August 22, 2018

JPMorgan Chase Bank, N.A.,

as Administrative Agent,

and the Lenders

Re: Cummins Inc. External Counsel Legal Opinion Regarding the Credit Agreement

Ladies and Gentlemen:

We have acted as special New York counsel to Cummins Inc., an Indiana corporation (the “Company”), its subsidiaries, CMI Global Equity Holdings C.V., Cummins EMEA Holdings Limited, and CMI Global Equity Holdings B.V. (collectively, the “Original Subsidiary Borrowers”; the Original Subsidiary Borrowers, together with the Company, the “Opinion Parties”, and individually, an “Opinion Party”), in connection with, and give this opinion pursuant to, Section 4.01(b) of the Credit Agreement (the “Credit Agreement”) dated as of the date hereof among the Opinion Parties, the Eligible Subsidiaries referred to therein, the Lenders and Agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and each promissory note (collectively, the “Notes”), if any, dated as of the date hereof made by an Opinion Party and payable to the order of a Lender. Except as otherwise indicated herein, capitalized definitional terms in this opinion have the meanings set forth in the Credit Agreement. The Credit Agreement and the Notes are referred to herein as the “Loan Documents.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Credit Agreement and the Notes.

We note that various issues concerning certain corporate matters regarding the Company are addressed in the opinion dated the date hereof of Sharon R. Barner, counsel to the Company, and various issues concerning the Original Subsidiary Borrowers under England and Wales law and Netherlands law are addressed in the opinions dated the date hereof of Joseph Rigler, counsel to the Original Subsidiary Borrowers, in each case separately provided to you in connection with the Credit Agreement, and we express no opinion with respect to those matters (and we have, with your permission, relied in this opinion on such opinions of Sharon R. Barner and Joseph Rigler as to such matters without independent verification of the substance of such opinions).

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In rendering this opinion, we have, with your permission, and without investigation, verification or inquiry, (i) relied as to all factual matters on the representations, warranties and certifications of the parties set forth in the Loan Documents and each of the certificates delivered pursuant thereto and (ii) assumed that:

(a)          Each of the parties to the Loan Documents is duly organized and validly existing under the laws of its jurisdiction of organization;

(b)         Each of the parties to the Loan Documents has the necessary right, power, and authority to execute and deliver, and perform its obligations under, the Loan Documents; the transactions therein contemplated have been duly authorized by all parties thereto; the Loan Documents have been duly executed, delivered, and accepted by all parties thereto; and the Loan Documents constitute the legal, valid, and binding obligation of all parties thereto, other than the Opinion Parties;

(c)         There is no oral or written agreement, understanding, course of dealing, or usage of trade that affects the rights and obligations of the parties set forth in the Loan Documents or that would have an effect on the opinions expressed herein; there are no judgments, decrees, or orders that impair or limit the ability of any Opinion Party to enter into, execute, and deliver and perform, observe, and be bound by the Loan Documents and the transactions contemplated therein; all material terms and conditions of the relevant transactions are correctly and completely reflected in the Loan Documents and there has been no waiver of any of the provisions of the Loan Documents by conduct of the parties or otherwise;

(d)          All natural persons who are signatories to the Loan Documents or the other documents reviewed by us were legally competent at the time of execution; all signatures on the Loan Documents and the other documents reviewed by us are genuine; and the copies of all documents submitted to us are accurate and complete, each such document that is original is authentic, and each such document that is a copy conforms to an authentic original;

(e)          The execution and delivery of, and performance by each Opinion Party of its obligations under, the Loan Documents do not: (i) constitute a breach or violation of the organizational documents of such Opinion Party; (ii) result in a violation of any applicable law, statute, or regulation; (iii) result in a violation of any judgment, order, writ, injunction, decree, determination or award; or (iv) constitute an event of default under or result in a breach or violation of any agreement or other instrument (a) which affects or purports to affect the Opinion Parties’ rights to borrow money, or (b) violation of which could have a material adverse effect on the property, financial condition, or business operations of any Opinion Party; and

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(f)          No authorization, consent, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made by any Opinion Party for the due execution and delivery of, or performance of their respective payment obligations under, the Loan Documents except (i) such as have been duly obtained or made and are in full force and effect, and (ii) those that may be required under federal securities laws and regulations.

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

2.            The Loan Documents to which each Opinion Party is a party are the valid and binding obligations of such Opinion Party enforceable against it in accordance with their terms.

*              *              *

The foregoing opinions are subject to the following additional assumptions and qualifications:

A.            Our opinion is limited by:

(i)            Applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, preference and other similar laws and judicially developed doctrines relating to or affecting creditors’ or secured creditors’ rights and remedies generally;

(ii)           General principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, and limitations on the availability of specific performance, injunctive relief, and other equitable remedies; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel;

(iii)         The possibility that certain rights, remedies, waivers, and other provisions of the Loan Documents may not be enforceable; nevertheless, such unenforceability will not render the Credit Agreement invalid as a whole or preclude (a) judicial enforcement of the obligations of the Opinion Parties to repay the principal, together with interest thereon (to the extent not deemed a penalty), as provided in the Credit Agreement or (b) acceleration of the obligations of the Opinion Parties to repay such principal, together with such interest, upon a material default in a material provision of the Credit Agreement; and

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(iv)          Rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

B.            We express no opinion herein as to any provision in the Loan Documents: (i) that relates to the subject matter jurisdiction of any federal court of the United States of America, or any federal appellate court, to adjudicate any controversy related to the Loan Documents, (ii) that contains a waiver of an inconvenient forum, (iii) that relates to a right of set-off in respect of purchases of interests in Loans or with respect to parties that may not hold mutual debts, (iv) that provides for liquidated damages or (v) that relates to the waiver of rights to jury trial.

C.            We have made no examination of, and express no opinion as to, whether or not any Opinion Party is in compliance with any representations or warranties, affirmative or negative covenants or other obligations contained in the Loan Documents.

D.            We understand that you are satisfying yourselves as to the status under Section 548 of the United States Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Opinion Parties under the Loan Documents and we express no opinion thereon.

E.            We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Loan Documents (other than the Opinion Parties to the extent expressly set forth herein) with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Opinion Parties to the extent expressly set forth herein).

F.             We express no opinion herein as to: (i) securities or blue sky laws or regulations or Federal Reserve Board margin regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, pension or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; (vi) banking, insurance or tax laws or regulations; (vii) public utility laws or regulations; (viii) laws, regulations or policies relating to national or local emergencies; (ix) treaties with foreign nations or local laws, regulations, or ordinances (whether or not created or enabled through legislative action at the federal, state or regional level); (x) anti-money laundering or anti-terrorism laws and regulations, including, without limitation, the USA PATRIOT Act (Title III of Public L. 107-56), the Bank Secrecy Act, and Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001) and any other United States Executive Orders)); (xi) the Foreign Assistance Act; (xii) the Trading with the Enemy Act, the International Emergency Economic Powers Act, any other laws regarding sanctions or export limitations or controls, or any regulations issued thereunder, including, without limitation, regulations of the Office of Foreign Assets Control; (xiii) the Foreign Corrupt Practices Act or any regulations issued thereunder; (xiv) possible judicial deference to the laws of sovereign states or the actions of foreign government authorities; (xv) criminal and civil forfeiture laws; (xvi) compliance with fiduciary duty requirements; or (xvii) any laws which in our experience are not customarily applicable to transactions of the type contemplated by the Loan Documents.

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G.            We express no opinion as to whether a federal or state court outside the State of New York will give effect to the New York choice of law provisions in the Loan Documents.

H.            We express no opinion as to the Opinion Parties’ acknowledgment and consent to, and agreement to be bound by, the application of Write-Down and Conversion Powers by an EEA Resolution Authority or the effects of any Bail-In Action with respect to an EEA Financial Institution.

The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees or any other party of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided solely for the purpose of complying with the requirements of Section 4.01(b) of the Credit Agreement and is being rendered solely for the benefit of the addressees hereof. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority other than a court in connection with the enforcement or protection of the rights or remedies of any Lender under the Credit Agreement or to a banking examiner or regulator in connection with an examination of any Lender by such governmental authority, without our prior written consent. Notwithstanding the foregoing, this opinion may be disclosed to but not relied upon by any Affiliate of a Lender and this opinion may also be disclosed to and relied upon by (i) any assignee of any Lender pursuant to the terms of the Credit Agreement and (ii) any participant in all or a portion of a Lender’s rights and/or obligations under the Credit Agreement; in each case on the condition that such reliance must be reasonable under the circumstances existing at the time of reliance, including any changes in fact or law, or any other developments known or reasonably knowable at such time.

Very truly yours,

FOLEY & LARDNER LLP

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EXHIBIT B-2

[FORM OF OPINION OF INTERNAL COUNSEL FOR THE COMPANY]

August 22, 2018

JPMorgan Chase Bank, N.A.,

as Administrative Agent,

and the Lenders

                            Re: Cummins Inc. Internal Counsel Legal Opinion Regarding the Credit Agreement

Ladies and Gentlemen:

                            Reference is made to the Credit Agreement dated as of the date hereof (the “Credit Agreement”), among Cummins Inc., an Indiana corporation (the “Company”), its subsidiaries, CMI Global Equity Holdings C.V., Cummins EMEA Holdings Limited, and CMI Global Equity Holdings B.V. (collectively, the “Original Subsidiary Borrowers” and, together with the Company, the “Credit Parties”), the Eligible Subsidiaries referred to therein, the Lenders and Agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). This opinion is being delivered to you pursuant to Section 4.01(b) of the Credit Agreement. The opinions expressed herein are as of the date hereof and limited to the laws of the State of Indiana and the federal laws of the United States. Capitalized, definitional terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

                            I note that various issues concerning certain enforceability matters under New York law are addressed in the opinion dated the date hereof of Foley & Lardner LLP, counsel to the Credit Parties, and various issues concerning the Original Subsidiary Borrowers under England and Wales law and Netherlands law are addressed in the opinions dated the date hereof of Joseph Rigler, counsel to the Original Subsidiary Borrowers, in each case separately provided to you in connection with the Credit Agreement. I express no opinion with respect to those matters, and I have, with your permission, relied in this opinion on such opinions of Foley & Lardner LLP and Joseph Rigler as to such matters without independent verification of the substance of such opinions.

                            As Vice President and General Counsel of the Company, I advise you that, in my opinion:

1.          The Company is a corporation duly organized, validly existing and in good standing under the laws of Indiana; the Company is duly qualified as a foreign corporation and in good standing in every other jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect.

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2.        The Company has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect; the Company has the power and authority to execute, deliver and perform its obligations under the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party, and to make the contemplated borrowings thereunder; and the Company has duly executed and delivered the Credit Agreement.

3.        The Transactions (a) have been duly authorized by all requisite corporate action (including any stockholder action, if required) on the part of the Company and (b) will not (i) materially violate any provision of law, statute, rule or regulation applicable to the Company, (ii) to the best of my knowledge, materially violate any order of any Governmental Authority having applicability to the Company, (iii) materially violate any provision of the Restated Articles of Incorporation or By-laws of the Company, (iv) to the best of my knowledge, constitute a material default under any material indenture or loan or credit agreement, or any other material agreement or instrument, to which the Company is a party or by which its properties may be bound or (v) result in the creation or imposition of any Lien upon any property or assets of the Company (except as may be required under any Loan Document). The Company is not in material default under or in material violation of its Restated Articles of Incorporation or its By-laws or any such law, rule, regulation, order, writ, judgment, decree, determination, award, or material agreement pertaining to borrowed money or similar instrument.

                          The opinion expressed in paragraph 3 above does not extend to compliance by the Company with any financial covenants or ratios or similar provisions requiring financial calculations, or any restriction or limitation expressed as an amount or percentage, or determinations to ascertain whether there is any breach of or default under any such provisions, or restricted payments test contained in any indenture or loan or credit agreement, or other material agreement or instrument, to which the Company is party or by which its properties may be bound.

4.          No action, consent or approval of, registration or filing with or other action by any Governmental Authority, including, without limitation, the Securities and Exchange Commission (other than (a) routine disclosure or informational filings and (b) such as have been duly obtained or made and are in full force and effect), is or will be required in connection with the execution, delivery and performance by the Company of the Loan Documents or the contemplated borrowings thereunder.

5.          There are no actions, suits, proceedings or governmental investigations at law or in equity or by or before any Governmental Authority pending or, to the best of my knowledge, threatened in writing against the Company or any of its assets (a) which involve the Loan Documents or the Transactions or (b) as to which there is a reasonable possibility of an adverse determination which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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6.        None of the Credit Parties is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) subject to any other applicable regulatory scheme which restricts its ability to incur the indebtedness to be incurred under the Loan Documents.

7.        The making of the Loans under the Credit Agreement and the use of the proceeds thereof as contemplated by the Credit Agreement will not violate or be inconsistent with any of the provisions of Regulation U or Regulation X of the Board.

*            *            *

The foregoing opinions are subject to the following additional assumptions and qualifications:

A.           With respect to my opinions in paragraphs 3 and 4, I express no opinion as to compliance by the Company with federal or state laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by federal or state regulatory authorities generally required for the conduct of its business.

B.            I express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Loan Documents (other than the Company to the extent set forth herein) with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Company to the extent expressly set forth herein).

C.            I express no opinion herein as to: (i) except as expressly set forth herein, securities or blue sky laws or regulations or Federal Reserve Board margin regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, pension or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; (vi) banking, insurance or tax laws or regulations; (vii) public utility laws or regulations; (viii) laws, regulations or policies relating to national or local emergencies; (ix) treaties with foreign nations or local laws, regulations, or ordinances (whether or not created or enabled through legislative action at the federal, state or regional level); (x) anti-money laundering or anti-terrorism laws and regulations, including, without limitation, the USA PATRIOT Act (Title III of Public L. 107-56), the Bank Secrecy Act, and Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001) and any other United States Executive Orders)); (xi) the Foreign Assistance Act; (xii) the Trading with the Enemy Act, the International Emergency Economic Powers Act, any other laws regarding sanctions or export limitations or controls, or any regulations issued thereunder, including, without limitation, regulations of the Office of Foreign Assets Control; (xiii) the Foreign Corrupt Practices Act or any regulations issued thereunder; (xiv) possible judicial deference to the laws of sovereign states or the actions of foreign government authorities; (xv) criminal and civil forfeiture laws; (xvi) compliance with fiduciary duty requirements; or (xvii) any laws which in my experience are not customarily applicable to transactions of the type contemplated by the Loan Documents.

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D.       I express no opinion as to the Credit Parties’ acknowledgment and consent to, and agreement to be bound by, the application of Write-Down and Conversion Powers by an EEA Resolution Authority or the effects of any Bail-in Action with respect to an EEA Financial Institution.

[Remainder of page intentionally left blank]

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This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided solely for the purpose of complying with the requirements of Section 4.01(b) of the Credit Agreement and is being rendered solely for the benefit of the addressees hereof. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority other than a court in connection with the enforcement or protection of the rights or remedies of any Lender under any of the Loan Documents or to a banking examiner or regulator in connection with an examination of any Lender by such governmental authority, without my prior written consent. Notwithstanding the foregoing, this opinion may also be disclosed to and relied upon by (i) Foley & Lardner LLP in connection with their issuance of their opinion referred to above, (ii) any assignee of any Lender pursuant to the terms of the Credit Agreement, and (iii) any participant in all or a portion of a Lender’s rights and/or obligations under the Credit Agreement; in each case, with respect to clauses (ii) and (iii), on the condition that such reliance must be reasonable under the circumstances existing at the time of reliance, including any changes in fact or law, or any other developments known or reasonably knowable at such time.

Very truly yours,

Sharon R. Barner

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EXHIBIT B-3A

[FORM OF OPINION OF COUNSEL FOR ORIGINAL
SUBSIDIARY BORROWERS (UK)]

August 22, 2018

JPMorgan Chase Bank, N.A.,

as Administrative Agent,

and the Lenders

Re:	Cummins EMEA Holdings Limited Internal Counsel Legal Opinion Regarding the Credit Agreement

Ladies and Gentlemen:

I am Counsel to Cummins EMEA Holdings Limited, a company incorporated under the laws of the jurisdiction of England and Wales (the “UK Original Subsidiary Borrower”), and give this opinion pursuant to Section 4.01(b) of the Credit Agreement (the “Credit Agreement”) dated as of the date hereof among Cummins Inc., an Indiana corporation, the UK Original Subsidiary Borrower, CMI Global Equity Holdings C.V., and CMI Global Equity Holdings B.V., each a company organized under the laws of the jurisdiction of the Netherlands (the “Netherlands Original Subsidiary Borrowers”), the Eligible Subsidiaries referred to therein, the Lenders and Agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). The opinions expressed herein are as of the date hereof and limited to the laws of England and Wales. Except as otherwise indicated herein, capitalized definitional terms in this opinion have the meanings set forth in the Credit Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion and I have made inquiries to the extent I believe reasonable. I have relied upon representations made to me by one or more officers, employees or other representatives of the UK Original Subsidiary Borrower, and nothing has come to my attention leading me to question the accuracy of such information.

I note that various issues concerning certain enforceability matters under New York law are addressed in the opinion dated the date hereof of Foley & Lardner LLP, counsel to Cummins Inc. and the UK Original Subsidiary Borrower and the Netherlands Original Subsidiary Borrowers, and various issues concerning certain corporate matters regarding Cummins Inc. are addressed in the opinion dated the date hereof of Sharon R. Barner counsel to Cummins Inc., in each case separately provided to you in connection with the Credit Agreement, and I express no opinion with respect to those matters (and I have, with your permission, relied in this opinion on such opinions of Foley & Lardner LLP and Sharon R. Barner as to such matters without independent verification of the substance of such opinions).

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Upon the basis of the foregoing, I am of the opinion:

1.	THAT the UK Original Subsidiary Borrower:

(a)	is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of England and Wales; and
(b)	is a Wholly-Owned Consolidated Subsidiary;

2.            THAT the UK Original Subsidiary Borrower has the corporate or limited partnership, as applicable, power to execute and perform the Credit Agreement by authority of its Memorandum and Articles of Association;

3.             THAT the UK Original Subsidiary Borrower has duly executed and delivered the Credit Agreement;

4.             THAT by virtue of board resolutions passed by the directors of the UK Original Subsidiary Borrower:

(a)	execution by, and delivery of and performance of, its obligations under the Credit Agreement has been duly approved;
(b)	the Credit Agreement shall be construed in accordance with and governed by the law of the State of New York, USA; and
(c)	Cummins Inc. has been validly appointed by the UK Original Subsidiary Borrower for the service and/or enforcement of judgment in respect of the Credit Agreement;

5.             THAT execution and delivery of and performance of the UK Original Subsidiary Borrower’s obligations under the Credit Agreement would not materially violate any law, statute, regulation or constitutive documents of the UK Original Subsidiary Borrower (including its Memorandum and Articles of Association);

6.             THAT execution and delivery of and performance of the UK Original Subsidiary Borrower’s obligations under the Credit Agreement would not constitute a material breach of a material contract currently binding upon the UK Original Subsidiary Borrower;

7.             THAT no requirement exists for the Credit Agreement to be registered with, nor sanction or consent obtained from, any regulatory body;

8.             AND THAT to the best of my knowledge after due inquiry, no stamp duty, registration tax or similar documentary tax or charge is required to be paid in England and Wales in respect of the execution and delivery and/or enforcement by legal proceedings of the Loan Documents and/or the performance by the UK Original Subsidiary Borrower of its obligations under the Loan Documents.

*            *            *

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The foregoing opinions are subject to the following additional assumptions and qualifications:

A.           With respect to my opinions in paragraphs 5 and 7, I express no opinion as to compliance by the UK Original Subsidiary Borrower with laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by regulatory authorities generally required for the conduct of its business.

B.            With respect to my opinion in paragraph 6, I express no opinion as to compliance by the UK Original Subsidiary Borrower with any financial covenants or ratios or similar provisions requiring financial calculations, or any restriction or limitation expressed as an amount or percentage, or determinations to ascertain whether there is any breach of or default under any such provisions, or restricted payments test contained in any indenture or loan or credit agreement, or other material agreement or instrument, to which the UK Original Subsidiary Borrower is party or by which its properties may be bound.

C.           I express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Loan Documents (other than the UK Original Subsidiary Borrower to the extent set forth herein) with any laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the UK Original Subsidiary Borrower to the extent expressly set forth herein).

D.           I express no opinion herein as to: (i) securities or blue sky laws or regulations or Federal Reserve Board margin regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, pension or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; (vi) banking, insurance or tax laws or regulations; (vii) public utility laws or regulations; (viii) laws, regulations or policies relating to national or local emergencies; (ix) treaties with foreign nations or local laws, regulations, or ordinances (whether or not created or enabled through legislative action at the federal, state or regional level); (x) anti-money laundering or anti-terrorism laws and regulations, including, without limitation, the USA PATRIOT Act (Title III of Public L. 107-56), the Bank Secrecy Act, and Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001) and any other United States Executive Orders)); (xi) the Foreign Assistance Act; (xii) the Trading with the Enemy Act, the International Emergency Economic Powers Act, any other laws regarding sanctions or export limitations or controls, or any regulations issued thereunder, including, without limitation, regulations of the Office of Foreign Assets Control; (xiii) the Foreign Corrupt Practices Act or any regulations issued thereunder; (xiv) possible judicial deference to the laws of sovereign states or the actions of foreign government authorities; (xv) criminal and civil forfeiture laws; (xvi) compliance with fiduciary duty requirements; or (xvii) any laws which in my experience are not customarily applicable to transactions of the type contemplated by the Loan Documents.

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E.            I express no opinion as to the UK Original Subsidiary Borrower’s acknowledgment and consent to, and agreement to be bound by, the application of Write-Down and Conversion Powers by an EEA Resolution Authority or the effects of any Bail-in Action with respect to an EEA Financial Institution.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided solely for the purpose of complying with the requirements of Section 4.01(b) of the Credit Agreement and is being rendered solely for the benefit of the addressees hereof.

[Remainder of page intentionally left blank]

B-3A-4

This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority other than a court in connection with the enforcement or protection of the rights or remedies of any Lender under any of the Loan Documents or to a banking examiner or regulator in connection with an examination of any Lender by such governmental authority, without my prior written consent. Notwithstanding the foregoing, this opinion may also be disclosed to and relied upon by (i) Foley & Lardner LLP in connection with their issuance of their opinion referred to above, (ii) any assignee of any Lender pursuant to the terms of the Credit Agreement and (iii) any participant in all or a portion of a Lender’s rights and/or obligations under the Credit Agreement; in each case, with respect to clauses (ii) and (iii), on the condition that such reliance must be reasonable under the circumstances existing at the time of reliance, including any changes in fact or law, or any other developments known or reasonably knowable at such time.

Yours faithfully,

Joseph Rigler

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EXHIBIT B-3B

[FORM OF OPINION OF COUNSEL FOR ORIGINAL
SUBSIDIARY BORROWERS (NL)]

August 22, 2018

JPMorgan Chase Bank, N.A.,

as Administrative Agent,

and the Lenders

Re:	CMI Global Equity Holdings C.V. and CMI Global Equity Holdings B.V. Internal Counsel Legal Opinion Regarding the Credit Agreement

Ladies and Gentlemen:

I am Counsel to CMI Global Equity Holdings C.V. and CMI Global Equity Holdings B.V., each a company organized under the laws of the jurisdiction of the Netherlands (the “Netherlands Original Subsidiary Borrowers”), and give this opinion pursuant to Section 4.01(b) of the Credit Agreement (the “Credit Agreement”) dated as of the date hereof among Cummins Inc., an Indiana corporation, the Netherlands Original Subsidiary Borrowers and Cummins EMEA Holdings Limited, a company incorporated under the laws of the jurisdiction of England and Wales (the “UK Original Subsidiary Borrower”), the Eligible Subsidiaries referred to therein, the Lenders and Agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). The opinions expressed herein are as of the date hereof and limited to the laws of the Netherlands. Except as otherwise indicated herein, capitalized definitional terms in this opinion have the meanings set forth in the Credit Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion and I have made inquiries to the extent I believe reasonable. I have relied upon representations made to me by one or more officers, employees or other representatives of the Netherlands Original Subsidiary Borrowers, and nothing has come to my attention leading me to question the accuracy of such information.

I note that various issues concerning certain enforceability matters under New York law are addressed in the opinion dated the date hereof of Foley & Lardner LLP, counsel to Cummins Inc. and the UK Original Subsidiary Borrower and the Netherlands Original Subsidiary Borrowers, and various issues concerning certain corporate matters regarding Cummins Inc. are addressed in the opinion dated the date hereof of Sharon R. Barner, counsel to Cummins Inc., in each case separately provided to you in connection with the Credit Agreement, and I express no opinion with respect to those matters (and I have, with your permission, relied in this opinion on such opinions of Foley & Lardner LLP and Sharon R. Barner as to such matters without independent verification of the substance of such opinions).

B-3B-1

Upon the basis of the foregoing, I am of the opinion:

1.             THAT each Netherlands Original Subsidiary Borrower:

(a)	is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of the Netherlands: and
(b)	is a Wholly-Owned Consolidated Subsidiary;

2.             THAT each Netherlands Original Subsidiary Borrower has the corporate power to execute and perform the Credit Agreement;

3.             THAT each Netherlands Original Subsidiary Borrower has duly executed and delivered the Credit Agreement;

4.             THAT by virtue of board resolutions passed by the directors of each of the Netherlands Original Subsidiary Borrowers:

(a)	execution by, and delivery of and performance of, its obligations under the Credit Agreement has been duly approved;
(b)	the Credit Agreement shall be construed in accordance with and governed by the law of the State of New York, USA; and
(c)	Cummins Inc. has been validly appointed by each of the Netherlands Original Subsidiary Borrowers for the service and/or enforcement of judgment in respect of the Credit Agreement;

5.            THAT execution and delivery of and performance of each of the Netherlands Original Subsidiary Borrowers’ obligations under the Credit Agreement would not materially violate any law, statute, regulation or constitutive documents of such Netherlands Original Subsidiary Borrower (including its Articles of Association);

6.             THAT execution and delivery of and performance of each of the Netherlands Original Subsidiary Borrowers’ obligations under the Credit Agreement would not constitute a material breach of a material contract currently binding upon the Netherlands Original Subsidiary Borrowers;

7.            AND THAT no requirement exists for the Credit Agreement to be registered with, nor sanction or consent obtained from, any regulatory body.

*            *            *

B-3B-2

The foregoing opinions are subject to the following additional assumptions and qualifications:

A.           With respect to my opinions in paragraphs 5 and 7, I express no opinion as to compliance by each of the Netherlands Original Subsidiary Borrowers with laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by regulatory authorities generally required for the conduct of its business.

B.            With respect to my opinion in paragraph 6, I express no opinion as to compliance by the Netherlands Original Subsidiary Borrowers with any financial covenants or ratios or similar provisions requiring financial calculations, or any restriction or limitation expressed as an amount or percentage, or determinations to ascertain whether there is any breach of or default under any such provisions, or restricted payments test contained in any indenture or loan or credit agreement, or other material agreement or instrument, to which any of the Netherlands Original Subsidiary Borrowers is party or by which its properties may be bound.

C.            I express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Loan Documents (other than the Netherlands Original Subsidiary Borrowers to the extent set forth herein) with any laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Netherlands Original Subsidiary Borrowers to the extent expressly set forth herein).

D.            I express no opinion herein as to: (i) securities or blue sky laws or regulations or Federal Reserve Board margin regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, pension or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; (vi) banking, insurance or tax laws or regulations; (vii) public utility laws or regulations; (viii) laws, regulations or policies relating to national or local emergencies; (ix) treaties with foreign nations or local laws, regulations, or ordinances (whether or not created or enabled through legislative action at the federal, state or regional level); (x) anti-money laundering or anti-terrorism laws and regulations, including, without limitation, the USA PATRIOT Act (Title III of Public L. 107-56), the Bank Secrecy Act, and Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001) and any other United States Executive Orders)); (xi) the Foreign Assistance Act; (xii) the Trading with the Enemy Act, the International Emergency Economic Powers Act, any other laws regarding sanctions or export limitations or controls, or any regulations issued thereunder, including, without limitation, regulations of the Office of Foreign Assets Control; (xiii) the Foreign Corrupt Practices Act or any regulations issued thereunder; (xiv) possible judicial deference to the laws of sovereign states or the actions of foreign government authorities; (xv) criminal and civil forfeiture laws; (xvi) compliance with fiduciary duty requirements; or (xvii) any laws which in my experience are not customarily applicable to transactions of the type contemplated by the Loan Documents.

E.             I express no opinion as to the Netherlands Original Subsidiary Borrowers’ acknowledgment and consent to, and agreement to be bound by, the application of Write-Down and Conversion Powers by an EEA Resolution Authority or the effects of any Bail-in Action with respect to an EEA Financial Institution.

B-3B-3

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided solely for the purpose of complying with the requirements of Section 4.01(b) of the Credit Agreement and is being rendered solely for the benefit of the addressees hereof.

[Remainder of page intentionally left blank]

B-3B-4

This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority other than a court in connection with the enforcement or protection of the rights or remedies of any Lender under any of the Loan Documents or to a banking examiner or regulator in connection with an examination of any Lender by such governmental authority, without my prior written consent. Notwithstanding the foregoing, this opinion may also be disclosed to and relied upon by (i) Foley & Lardner LLP in connection with their issuance of their opinion referred to above, (ii) any assignee of any Lender pursuant to the terms of the Credit Agreement and (iii) any participant in all or a portion of a Lender’s rights and/or obligations under the Credit Agreement; in each case, with respect to clauses (ii) and (iii), on the condition that such reliance must be reasonable under the circumstances existing at the time of reliance, including any changes in fact or law, or any other developments known or reasonably knowable at such time.

Yours faithfully,

Joseph Rigler

B-3B-5

EXHIBIT C

[FORM OF OPINION OF COUNSEL FOR AN ELIGIBLE SUBSIDIARY]

To the Lenders and the Administrative Agent

Referred to Below

Dear Sirs:

I am counsel to [Name of Eligible Subsidiary], a [Jurisdiction of Incorporation] corporation (the “Borrower”) and give this opinion pursuant to Section 4.03 of the Credit Agreement (the “Credit Agreement”) dated as of August 22, 2018 among Cummins Inc., the other Borrowers and the Lenders and Agents party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. The opinions expressed herein are as of the date hereof and limited to the laws of [applicable jurisdiction].

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion and I have made inquiries to the extent I believe reasonable. I have relied upon representations made to me by one or more officers, employees or other representatives of [Eligible Subsidiary], and nothing has come to my attention leading me to question the accuracy of such information.

Upon the basis of the foregoing, I am of the opinion that:6

1.       The [Eligible Subsidiary] (a) is a [form of entity] duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is a Wholly-Owned Consolidated Subsidiary.

2.       The Transactions and the execution and delivery by [Eligible Subsidiary] of its Election to Participate and the performance by [Eligible Subsidiary] of the Credit Agreement, (a) have been duly authorized by all requisite [corporate] (including any requisite [stockholder] action) and (b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or bylaws of [Eligible Subsidiary], (ii) materially violate any order of any Governmental Authority or (iii) materially violate any provision of any material indenture, agreement or other instrument to which the [Eligible Subsidiary] is a party or by which it or any of its property is or may be bound, (iv) be in material conflict with, result in a material breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien upon any property or assets of [Eligible Subsidiary] (other than under any Loan Document).

6 Opinions subject to customary assumptions and qualifications.

C-1

3.       No action, consent or approval of, registration or filing with or other action by any Governmental Authority, including, without limitation, the Securities and Exchange Commission (other than routine disclosure or informational filing), except such as will have been made or obtained on or before the date hereof and will be in full force and effect, is or will be required in connection with the execution, delivery and performance by [Eligible Subsidiary] of the Loan Documents to which it is a party or the contemplated borrowings thereunder.

4.       [Eligible Subsidiary] is not (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) subject to any other applicable regulatory scheme which restricts its ability to incur the indebtedness to be incurred under the Loan Documents.

5.       [Eligible Subsidiary’s] Election to Participate, and the Credit Agreement constitutes a legal, valid and binding obligation of such [Eligible Subsidiary] enforceable against such [Eligible Subsidiary] in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6.       To the best of my knowledge after due inquiry, except as disclosed in such Election to Participate, no stamp duty, registration tax or similar documentary tax or charge is required to be paid in [applicable jurisdiction] in respect of the execution and delivery and/or enforcement by legal proceedings of [Eligible Subsidiary’s] Election to Participate and/or the performance by [Eligible Subsidiary] of its obligations under the Loan Documents.

Very truly yours,

C-2

EXHIBIT D

[FORM OF] ELECTION TO PARTICIPATE

________________, 201_

JPMorgan Chase Bank, N.A., as
Administrative Agent for
the Lenders party to the Credit
Agreement referred to below

Dear Sirs:

Reference is made to the Credit Agreement dated as of August 22, 2018 among Cummins Inc., the other Borrowers and the Lenders and Agents described therein and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”). Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

The undersigned, [Name of Eligible Subsidiary], a [Jurisdiction of Incorporation or Formation] [form of entity], hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 10 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 12.09 thereof, as if the undersigned were a signatory party thereto.

[Tax disclosure pursuant to Section 10.04]

The address to which all notices to the undersigned under the Credit Agreement should be directed is:

[Address]

D-1

This instrument shall be construed in accordance with and governed by the internal laws of the State of New York.

Very truly yours,

[NAME OF ELIGIBLE SUBSIDIARY]

By:
Name:
Title:

The undersigned confirms that [Name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

CUMMINS INC.

By:
Name:
Title:

Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

D-2

EXHIBIT E

[FORM OF] ELECTION TO TERMINATE

________________, 201_

JPMorgan Chase Bank, N.A., as
Administrative Agent for
the Lenders party to the Credit
Agreement referred to below

Dear Sirs:

Reference is made to the Credit Agreement dated as of August 22, 2018 among Cummins Inc., the other Borrowers and the Lenders and Agents described therein and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”). Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

The undersigned, [Name of Eligible Subsidiary/Original Subsidiary Borrower], a [Jurisdiction of Incorporation or Formation] [form of entity], hereby elects to terminate its status as an [Eligible Subsidiary][Original Subsidiary Borrower] for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on all Loans made to the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or before the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned heretofore incurred under the Credit Agreement.

This instrument shall be construed in accordance with and governed by the internal laws of the State of New York.

Very truly yours,

[NAME OF ELIGIBLE SUBSIDIARY/ORIGINAL SUBSIDIARY BORROWER]

By:
Name:
Title:

E-1

The undersigned confirms that the status of [Name of Eligible Subsidiary/Original Subsidiary Borrower] as an [Eligible Subsidiary][Original Subsidiary Borrower] for purposes of the Credit Agreement described above is terminated as of the date hereof.

CUMMINS INC.

By:
Name:
Title:

Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

E-2

EXHIBIT F

[FORM OF] COMPLIANCE CERTIFICATE

[Letterhead of Cummins Inc.]

Agreement:	Credit Agreement

Date of Agreement:	August 22, 2018

Description:	5-Year Multicurrency Revolving Facility

Relevant Section:	Section 5.04(c) of the Credit Agreement requires a Financial Officer’s certificate to be delivered with quarterly and annual financial statements

Date of financial statements:	[____________]

Date of Certification:	[____________]

Certification:

I [______________], the [_________________________] of Cummins Inc., certify that no Default as defined in the Credit Agreement has occurred [other than those set forth in Schedule [___] hereto, as to which the corrective actions set forth in such Schedule are being or are proposed to be taken].

I further certify the following statement of position relative to Section 7.01 of the Credit Agreement, as more fully set forth on Annex 1 hereto:

1.	The ratio of Consolidated Net Debt to Consolidated Total Capital as of the last day of the most recently ended fiscal quarter was [__] to 1.0.

Information required to be delivered pursuant to Section 5.04(a), (b) and (d) of the Credit Agreement has been posted to the Company’s website at www.cummins.com and at the Edgar Database at www.sec.gov.

By:
Name:
Title:

F-1

ANNEX 1

Credit Agreement
Dated as of August 22, 2018

1. Net Debt to Total Capital (Section 7.01)
(1) CONSOLIDATED NET DEBT[7] determined as of the last day of the most recently ended fiscal quarter	= $

(2) CONSOLIDATED TOTAL CAPITAL[8] determined as of the last day of the most recently ended fiscal quarter	= $

RATIO OF (1) CONSOLIDATED NET Debt to (2) Consolidated Total Capital[9]	= [__] to 1.0
REQUIRED RATIO	≤ 0.65 to 1.0

7 As defined in the Credit Agreement.

8 As defined in the Credit Agreement.

9 Subject to the proviso in Section 7.01 of the Credit Agreement regarding the exclusion of Acquisition Indebtedness.

F-2

EXHIBIT G

[FORM OF INCREASING LENDER SUPPLEMENT]

INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated _________________ (this “Supplement”), to the Credit Agreement dated as of August 22, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cummins Inc. (the “Company”), the Subsidiary Borrowers referred to under the Credit Agreement, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., Bank of America, N.A., ING Bank N.V., Dublin Branch, Citibank, N.A. and HSBC Bank USA, National Association, as Swingline Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to Section 2.25 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the aggregate Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.25; and

WHEREAS, pursuant to Section 2.25 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW THEREFORE, each of the parties hereto hereby agrees as follows:

1.                  The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].

2.                  Capitalized definitional terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

3.                  The undersigned Increasing Lender may not assign any of its rights and obligations under this Supplement except in accordance with the provisions of Section 12.04 of the Credit Agreement.

4.                  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.                  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER],
as “Increasing Lender”

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CUMMINS INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT H

[FORM OF NEW LENDER SUPPLEMENT]

NEW LENDER SUPPLEMENT

NEW LENDER SUPPLEMENT, dated _________________ (this “Supplement”), to the Credit Agreement dated as of August 22, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cummins Inc. (the “Company”), the Subsidiary Borrowers referred to under the Credit Agreement, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., Bank of America, N.A., ING Bank N.V., Dublin Branch, Citibank, N.A. and HSBC Bank USA, National Association, as Issuing Banks and Swingline Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Credit Agreement provides in Section 2.25 thereof that certain banks, financial institutions or other entities may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company, the Administrative Agent, and, in connection with an increase in the Commitments, each Issuing Bank and each Swingline Lender, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned New Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.                  The undersigned New Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].

2.                  The undersigned New Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered or made available pursuant to Section 5.04 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and any other Loan Document to which it is a party and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement or any other Loan Document are required to be performed by it as a Lender.

3.                  The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

      [ADDRESS]1

4.                  Capitalized definitional terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

5.                  The undersigned New Lender may not assign any of its rights and obligations under this Supplement except in accordance with the provisions of Section 12.04 of the Credit Agreement.

6.                  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.                  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

1 New Lender to provide address.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF NEW LENDER],
as “New Lender”

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CUMMINS INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT I

[FORM OF BORROWING REQUEST]

BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

500 Stanton Christiana Road

NCC5/1st Floor

Newark, DE 19713
Attention: Loan & Agency Services Group – Joe Aftanis
Facsimile: (302)-634-3301

Email: joe.aftanis@jpmorgan.com

Re: Cummins Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of August 22, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cummins Inc. (the “Company”), CMI Global Equity Holdings C.V., Cummins EMEA Holdings Limited, CMI Global Equity Holdings B.V. (collectively with the Company, the “Borrowers” and each, a “Borrower”), the Subsidiary Borrowers referred to therein, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section [2.03]1[2.04]2 of the Credit Agreement that it requests a [Revolving Borrowing][Swingline Borrowing] under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such [Revolving Borrowing][Swingline Borrowing] requested hereby:

1.	Name of Borrower: __________

2.	Aggregate principal amount of [Revolving Borrowing][Swingline Borrowing][3]: ____________

1 Select to request a borrowing of Revolving Loans.

2 Select to request a borrowing of Swingline Loans.

3 Not less than applicable amounts specified in Section 2.02(c).

I-1

3.	Date of Borrowing (which shall be a Domestic Business Day in the case of Dollar-Denominated Loans or a Euro-Currency Business Day in the case of an Alternative Currency Loan): ____________

4.	Type of Borrowing (ABR or Euro-Currency): ____________

5.	Interest Period and the last day thereof (if a Euro-Currency Borrowing) [4]: ____________

6.	Currency: [Dollars][Euro][Pound Sterling]

7.	Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which the proceeds of such [Revolving Borrowing][Swingline Borrowing] are to be disbursed: __________

[Signature Page Follows]

4 Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

I-2

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and]5 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

[INSERT APPLICABLE BORROWER]

By:
Name:
Title:

5 To be included only for Borrowings on the Effective Date.

[Signature Page to Borrowing Request]